SCHEDULE 14A INFORMATION
     Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement	☐	Confidential, For Use of the Com-
mission Only (as permitted by
Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

SUSQUEHANNA BANCSHARES, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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April 18, 2001

TO OUR SHAREHOLDERS:

     On behalf of our entire Board of Directors, I cordially invite you to attend our Annual Meeting of Shareholders on Friday, May 25, 2001. At the meeting, you will be asked to elect six members to the Board of Directors’ Class of 2004 for the coming three years. You will also be asked to consider and vote upon approval of an amendment to Susquehanna’s Equity Compensation Plan to increase the total number of shares of common stock for which awards may be granted under the Plan by 1,000,000 shares, as well as an amendment to permit non-employee directors of Susquehanna, while serving in their capacities as directors, to receive annual grants of nonqualified stock options to purchase 2,250 shares of Susquehanna common stock each year during the entire term of the Plan, rather than just during the first five years. We will also report on Susquehanna’s 2000 business results and other matters of interest to shareholders.

     Information about the matters to be acted on at the meeting is contained in the accompanying Notice of Annual Meeting and Proxy Statement. Also enclosed with this Proxy Statement are your proxy card and instructions for voting and the 2000 Annual Report.

     I would like to take this opportunity to remind you that your vote is very important. Please take a moment now to cast your vote over the Internet or by telephone in accordance with the instructions set forth on the enclosed proxy card, or alternatively, to complete, sign and date the enclosed proxy card and return it in the postage-paid envelope we have provided.

      I look forward to seeing you at the meeting.

Sincerely,

Robert S. Bolinger
Chairman of the Board and
Chief Executive Officer

P.O. Box 1000
26 North Cedar Street
Lititz, PA 17543-1000
April 18, 2001

NOTICE OF ANNUAL MEETING

     On Friday, May 25, 2001, Susquehanna Bancshares, Inc. will hold its 2001 Annual Meeting of Shareholders at the Quality Inn & Suites, 2363 Oregon Pike, Lancaster, Pennsylvania. The meeting will begin at 10:00 a.m. Only shareholders of Susquehanna, their proxies and invited guests of Susquehanna may attend the Annual Meeting.

     Only shareholders of record at the close of business on April 4, 2001 can vote at this meeting or any adjournments that may take place. At the meeting we will:

1	.	Elect six members to the Board of Directors’ Class of 2004 for the coming three years;

2.		Consider and vote upon approval of an amendment to Susquehanna’s Equity Compensation Plan to increase the total number of shares of common stock for which awards may be granted under the Plan by 1,000,000 shares;

3.		Consider and vote upon approval of an amendment to Susquehanna’s Equity Compensation Plan to permit non-employee directors of Susquehanna, while serving in their capacities as directors, to receive annual grants of non-qualified stock options to purchase 2,250 shares of Susquehanna common stock each year during the entire term of the Plan, rather than just during the first five years; and

4	.	Attend to other business properly presented at the meeting.

     Your Board of Directors recommends that you vote in favor of the director nominees and both amendments to the Plan as presented in this Proxy Statement.

     At the meeting we will also report on Susquehanna’s 2000 business results and other matters of interest to shareholders.

     A copy of Susquehanna’s 2000 Annual Report is also enclosed. The approximate date of mailing of this Proxy Statement and proxy card is April 18, 2001.

By Order of the Board of Directors,

Lisa M. Cavage
Secretary

Lititz, Pennsylvania
April 18, 2001

P.O. Box 1000
26 North Cedar Street
Lititz, PA 17543-1000

PROXY STATEMENT

April 18, 2001

INTRODUCTION

General

     On Friday, May 25, 2001, Susquehanna Bancshares, Inc. will hold its 2001 Annual Meeting of Shareholders at the Quality Inn & Suites, 2363 Oregon Pike, Lancaster, Pennsylvania. The meeting will begin at 10:00 a.m. At the meeting, you will be asked to elect six members to the Board of Directors’ Class of 2004 for the coming three years. You will also be asked to consider and vote upon approval of an amendment to Susquehanna’s Equity Compensation Plan to increase the total number of shares of common stock for which awards may be granted under the Plan by 1,000,000 shares, as well as an amendment to permit non-employee directors of Susquehanna, while serving in their capacities as directors, to receive annual grants of non-qualified stock options to purchase 2,250 shares of Susquehanna common stock each year during the entire term of the Plan, rather than just during the first five years, and you may be asked to attend to any other business properly presented at the meeting. Only shareholders of Susquehanna, their proxies and invited guests of Susquehanna may attend the Annual Meeting.

     This Proxy Statement was prepared under the direction of Susquehanna’s Board of Directors to solicit your proxy for use at the Annual Meeting. The approximate date of mailing for this Proxy Statement and proxy card is April 18, 2001.

Record Date for, and Voting at, the Annual Meeting

     Only shareholders of record of Susquehanna common stock at the close of business on Wednesday, April 4, 2001, may vote at the Annual Meeting. As of April 4, 2001, 39,223,112 shares of Susquehanna common stock, par value $2.00 per share, were issued and outstanding and entitled to vote at the Annual Meeting.

     A majority of the issued and outstanding shares of common stock is required to constitute a quorum at the Annual Meeting. They may be present at the meeting or represented by proxy. The Bank of New York, our Transfer Agent, will tabulate the votes cast by proxy or in person at the Annual Meeting.

     At the Annual Meeting, each share of Susquehanna common stock is entitled to one vote in the election of the six directors to the Class of 2004. You will be entitled to cast one vote for each share held by you for each candidate nominated, but will not be entitled to cumulate your votes. The six nominees receiving the highest number of votes will be elected to the Board of Directors’ Class of 2004.

     Approval of each of the amendments to the Equity Compensation Plan will require the affirmative vote of a majority of the holders of Susquehanna common stock present in person or represented by proxy at the Annual Meeting and entitled to vote.

     Abstentions may be specified on the proposals to approve the amendments to the Plan. Abstentions will be considered present for the purposes of determining a quorum, but as unvoted on the proposals to approve the amendments. Abstentions will have the same effect as a negative vote because each amendment requires the affirmative vote of a majority of the holders of Susquehanna common stock present in person or represented by proxy at the meeting.

      Brokers that are member firms of the New York Stock Exchange and who hold shares in street name for customers have the discretion to vote those shares with respect to certain matters if they have not received instructions from the beneficial owners. Brokers will have this discretionary authority with respect to the election of directors and the proposals to approve the amendments to the Plan. The brokers’ failure to vote shares will have no effect in the outcome of the election of directors or the proposals to approve the amendments to the Plan if a quorum is present because such shares will not be considered present and entitled to vote with respect to such matters.

     As to all other matters properly brought before the meeting, the vote of the holders of a majority of the Susquehanna common stock present in person or represented by proxy will decide any question brought before the Annual Meeting, unless the question is one for which, by express provision of statute or of Susquehanna's Articles or Bylaws, a different vote is required. Generally, abstentions on these matters will have the same effect as a negative vote because under Susquehanna’s Bylaws, these matters require the affirmative vote of the holders of a majority of Susquehanna common stock present in person or represented by proxy at the Annual Meeting. If a quorum is present, broker non-votes will have no effect because such shares will not be considered present and entitled to vote on such matters.

     Your Board of Directors unanimously recommends that you vote “FOR” the election of the six director nominees to the Class of 2004 and “FOR” the proposals to approve the amendments to the Plan.

Proxies for the Annual Meeting

      All shares represented by valid proxies will be voted in the manner specified in the proxies.

     Your proxy, unless you otherwise specify in the proxy, will be voted FOR the election of the persons nominated for directors by Susquehanna’s Board of Directors and FOR the proposals to approve the amendments to the Plan. Where you have appropriately specified how your proxy is to be voted, it will be voted in accordance with your direction.

     Your Board of Directors knows of no business that will be presented for consideration at the Annual Meeting other than the matters described in this Proxy Statement and those incidental to the conduct of the meeting. It is not anticipated that other matters will be brought before the Annual Meeting. If, however, other matters are duly brought before the Annual Meeting or any adjournments of the meeting, the persons named in the proxy will have the discretion to vote or act on such matters according to their best judgment.

     Because many shareholders cannot attend the Annual Meeting in person, it is necessary that a large number be represented by proxy. Most shareholders have the choice of voting over the Internet, by using a toll-free telephone number or by completing the proxy card and mailing it in the postage-paid envelope provided. Please refer to your proxy card or the information forwarded by your broker or other holder of record to see which options are available to you. Please be aware that if you vote over the Internet, you may incur costs such as telephone and Internet access charges for which you will be responsible. The Internet and telephone voting facilities for shareholders of record will close at 5:00 p.m. on Thursday, May 24, 2001.

     The Internet and telephone voting procedures are designed to authenticate shareholders by use of a control number and to accurately record and count their proxies.

     If you are a participant in the BuyDIRECTsm Open Availability and Dividend Reinvestment Plan for Susquehanna common stock, shares held in your account in the plan will be voted in accordance with your instructions. The plan’s administrator is the shareholder of record for your plan shares and will not vote those shares unless you provide it with instructions, which you can do over the Internet, by telephone or by mail using the enclosed proxy card.

     If you are an employee participant in Susquehanna’s Employee Stock Purchase Plan, shares held in your account in the plan will be voted in accordance with your instruction. The plan’s custodian is the shareholder of record for your plan shares and will not vote those shares unless you provide it with instructions, which you can do over the Internet, by telephone or by mail using the enclosed proxy card.

     You may revoke your proxy for the Annual Meeting at any time after its submission and before it is exercised by:

  submitting written notice of revocation of your proxy to the Secretary of Susquehanna prior to voting at the Annual Meeting;
  submitting a later dated proxy (including an Internet or telephone vote) received by the Secretary of Susquehanna; or
  appearing at the Annual Meeting and requesting a revocation of the proxy. Your appearance alone at the Annual Meeting will not of itself constitute a revocation of your proxy.

     Directors, officers and employees of Susquehanna may solicit proxies from Susquehanna shareholders, either personally or by telephone, telegraph or other form of communication. These persons will not receive any additional compensation for these services. Susquehanna will request that the Notice of Annual Meeting, this Proxy Statement, the proxy card and related materials, if any, be forwarded to beneficial owners and expects to reimburse banks, brokers and other persons for their reasonable out-of-pocket expenses in handling these materials. Susquehanna will bear the costs of all such solicitations.

Electronic Access to Proxy Materials and Annual Report

     Most shareholders can elect to view future proxy statements and annual reports over the Internet instead of receiving paper copies in the mail. This Proxy Statement and the 2000 Annual Report are available on Susquehanna’s Internet site at http://www.susqbanc.com/shainf_frames.cfm

     If you are a shareholder of record, you can choose this option and save Susquehanna the cost of producing and mailing these documents by marking the appropriate box on your proxy card or by following the instructions provided if you vote over the Internet or by telephone. You can also choose between paper documents and electronic access by calling Susquehanna’s Transfer Agent, The Bank of New York, at 800-524-4458.

     If you choose to view future proxy statements and annual reports over the Internet, you will receive a proxy card in the mail next year with instructions containing the Internet address of those materials. Your choice will remain in effect until you call Susquehanna’s Transfer Agent and tell them otherwise. You do not have to elect Internet access each year.

     If you hold your Susquehanna common stock through a broker or other holder of record, please refer to the information provided by that entity for instructions on how to elect to view future proxy statements and annual reports over the Internet.

PRINCIPAL HOLDERS OF VOTING SECURITIES
AND HOLDINGS OF MANAGEMENT

     To the knowledge of Susquehanna’s management, no person owns beneficially more than 5% of Susquehanna’s common stock.

     The shares of Susquehanna common stock deemed to be owned beneficially by each director, each nominee for election to the office of director, each executive officer named in the Summary Compensation Table in this Proxy Statement, and by all directors, nominees and executive officers as a group as of February 28, 2001, is set forth in the following table. On February 28, 2001, none of the individuals named in the following table beneficially owned more than 1% of Susquehanna’s outstanding shares of common stock, except Mr. Wimmer, who beneficially owned 4.63%. On that date, all of the directors, nominees and executive officers as a group owned beneficially 7.05% of Susquehanna’s outstanding common stock.

Nature and Amount of Beneficial
Name of Beneficial Owner	Ownership of Susquehanna Common
Stock(1)

Wayne E. Alter, Jr.(2)	35,000
James G. Apple(2)(6)(9)	42,722
Robert S. Bolinger(9)	107,664
Richard M. Cloney(3)(9)(11)	47,393
Trudy B. Cunningham(11)	1,251
John M. Denlinger(2)(9)	53,484
Gregory A. Duncan(9)	29,048
Chloé R. Eichelberger(2)	30,328
Owen O. Freeman, Jr.(7)	90,297
Henry H. Gibbel(4)(9)	191,812
Marley R. Gross(9)(11)	5,461
T. Max Hall(2)(5)(9)	15,056
C. William Hetzer, Jr.(9)	13,250
Drew K. Hostetter(9)	5,929
Charles W. Luppert(9)	29,421
Guy W. Miller, Jr.	5,610
George J. Morgan(9)	13,379
Clyde R. Morris(11)	38,681
William J. Reuter(9)	34,784
Roger V. Wiest(9)	38,250
Michael J. Wimmer(8)	1,829,071
William B. Zimmerman(2)(12)	9,460

All Directors, Nominees and	2,782,721
Executive Officers as a Group(10)

(1)	Unless otherwise indicated, shares shown as beneficially owned are held individually by the person indicated jointly with spouse or children living in the same household, individually by the spouse or children living in same household, or as trustee, custodian or guardian for minor children living in the same household.
(2)	Nominee for three year term expiring in 2004.
(3)	Mr. Cloney was an executive officer of Susquehanna through February 28, 2000.
(4)	Mr. Gibbel has sole beneficial ownership with respect to 151,351 shares and shares beneficial ownership with his wife with respect to 24,327 shares. Mr. Gibbel’s wife has sole beneficial ownership of 13,884 shares. Mr. Gibbel is also an officer and director of Gibbel Foundation, Inc., Penn Charter Mutual Insurance Co. and Lititz Mutual Insurance Co. These three organizations hold 7,030 shares, 28,125 shares and 244,687 shares, respectively, to which Mr. Gibbel disclaims beneficial ownership.

(5)	Mr. Hall has sole beneficial ownership of 8,857 shares. In addition, 3,949 shares are held in a Keogh Plan for the benefit of Mr. Hall.
(6)	Mr. Apple has sole beneficial ownership with respect to 14,570 shares. In addition, 25,902 shares are held in trust under the John A. Apple, Deceased, Marital Trust, with respect to which Mr. Apple shares beneficial ownership.
(7)	Mr. Freeman has sole beneficial ownership with respect to 84,815 shares. In addition, he shares beneficial ownership of 5,482 shares with children and grandchildren.
(8)	Mr. Wimmer has sole beneficial ownership with respect to 826,000 shares, and shares beneficial ownership with his wife with respect to 8,116 shares. He also holds 118,000 shares as custodian for a child. Mr. Wimmer’s wife has sole beneficial ownership of 826,000. In addition, 50,955 shares are held by Hann & Co., of which Mr. Wimmer is a principal.
(9)	Includes shares issuable upon the exercise of stock options granted under Susquehanna’s Equity Compensation Plan to purchase shares of stock which are exercisable or will become exercisable on or before April 29, 2001.
(10)	Includes 258,597 shares issuable upon the exercise of stock options which are presently exercisable or will become exercisable on or before April 29, 2001.
(11)	Term expires in 2001 as of the Annual Meeting.
(12)	Mr. Zimmerman has sole beneficial ownership with respect to 8,396 shares. Mr. Zimmerman’s wife has sole beneficial ownership of 655 shares. In addition, 409 shares are held by Zimmerman’s Hardware and Supply Company, Inc., of which Mr. Zimmerman is the Chief Executive Officer.

ELECTION OF DIRECTORS

General

     Susquehanna's Board of Directors currently consists of 16 directors. The Board is classified into three classes, one of which is elected each year to serve a term of three years. Directors of each class hold office until the expiration of the term for which they were elected and their successors have qualified or until the annual meeting following their attaining the age of 72 years.

     At the Annual Meeting, six persons will be elected to the Class of 2004. The candidates nominated who receive the highest number of votes will be elected. In the election, you will be entitled to cast one vote for each share held by you for each of the six candidates, but will not be entitled to cumulate your votes.

     The Board of Directors has nominated six members to the Class of 2004. At the Annual Meeting, any holder of Susquehanna common stock may make additional nominations for election to the Board of Directors. Each nomination must be preceded by a notification made in writing and delivered or mailed to Susquehanna’s President not less than 14 days prior to the Annual Meeting. The notification must contain the following information to the extent known by the notifying shareholder without unreasonable effort or expense:

  the name and address of each proposed nominee;
  the principal occupation of each proposed nominee;
  the total number of shares of Susquehanna capital stock that will be voted by the notifying shareholder for the proposed nominee;
  the name and residence address of the notifying shareholder; and
  the number of shares of Susquehanna capital stock owned by the notifying shareholder.

The Class of 2004

     The Board of Director's nominees for the Class of 2004 are Wayne E. Alter, Jr., James G. Apple, John M. Denlinger, Chloé R. Eichelberger, T. Max Hall and William B. Zimmerman. Messrs. Apple, Denlinger and Hall are currently directors of Susquehanna.

     Wayne E. Alter, Jr.

     Mr. Alter currently serves as the President and Chief Executive Officer of DynaCorp, Inc. (since 1988) and as the President and Chief Executive Officer of WEA Enterprises, Inc. (since 1998). Since 1998, he has also served as the Managing Member of Crestwood Properties, Inc., and since 1984, he has served as the Managing Partner of Equinox Properties. From 1975 until 2000, he also served as the Chairman of the Board and Chief Executive Officer of Dynamark Security Centers, Inc.

     Mr. Alter presently serves on a number of boards, including the Board of Directors of Farmers & Merchants Bank and Trust (since 1993), the Board of Directors of the United States Chamber of Commerce (since 1996), the Board of Directors of the Washington County Health System, Inc. (since 1997), the Board of Trustees of the Washington County Community Foundation, Inc. (since 1997) and the Board of Trustees of the Hagerstown Community College (since 1993). He has received numerous awards, including the Business Person of the Year Award in 1997 from the Hagerstown/Washington County Chamber of Commerce, the Business Leader of the Year Award from the International Management Council in 1990, the Governor’s Salute to Excellence Award in 1989 from William Donald Schaeffer, the then Governor of Maryland, and the Maryland Small Business Person of the Year Award in 1989 from the United States Small Business Administration.

     Chloé R. Eichelberger

     Ms. Eichelberger currently serves as the President and Chief Executive Officer of  Chloé Eichelberger Textiles, Incorporated. She has served in that capacity since 1987.

     Ms. Eichelberger served as a Director of First Capitol Bank in York, Pennsylvania, from 1988 to 2000 and is currently serving as a Director of the York County Regional Advisory Board of Farmers First Bank (since 2000). She has been serving since 2000 on the Small Business & Agriculture Advisory Council of the Federal Reserve Bank of Philadelphia. Ms. Eichelberger also currently serves as a member on a number of boards of directors, including the Pennsylvania Chamber of Commerce (since 1997), the York Foundation (since 1996), the York Water Company (since 1995) and the Memorial Hospital of York (since 1992). She has received numerous awards, including the Distinguished Alumni Award from York College in 1996, the Athena Award from the Capital Region Chamber of Commerce in 1996, the Women Who Make a Difference Award from the YWCA in 1996 and the Business Hall of Fame Award from the Junior Achievement of Southcentral Pennsylvania in 2000.

     William B. Zimmerman

     Mr. Zimmerman currently serves as the President and Chief Executive Officer of Zimmerman’s Hardware & Supply Co., Inc., in Everett, Pennsylvania. He has served in that capacity since 1969.

     Mr. Zimmerman also currently serves as a Director of First American National Bank of Pennsylvania (since 1986) and as a member of the Borough of Everett Area Municipal Authority (since 1998). He has also served as a member of the School Board of the Everett Area School District from 1971 to 1975 and as the President of the Everett Borough Council from 1980 to 1987. A past President of the Everett Area Business Association, he served four years as a member of the Everett Area Industrial Development Corporation.

     In the absence of instructions to the contrary, proxies will be voted in favor of the election of the Board of Directors’ nominees. In the event any of the nominees should become unavailable, it is intended that the proxies will be voted for substitute nominee(s) chosen by the Board. The Board of Directors has no present knowledge that any of the nominees will be unavailable to serve.

Biographical Summaries of Directors and Nominees

     The name and age of each nominee and continuing director of Susquehanna, as well as their business experience (including their principal occupation and the period during which he or she has served as a Susquehanna director), is set forth in the following table:

Name	Age	Business Experience Including Principal Occupation for Past Five Years	Director Since	Present Term Expires

Wayne E. Alter, Jr.*	49	President and Chief Executive Officer, DynaCorp, Inc. (Real Estate Development and Management Company); President and Chief Executive Officer, WEA Enterprises, Inc. (Aviation Business); Managing Partner, Equinox Properties (Real Estate Partnership); Managing Member, Crestwood Properties, LLC (Real Estate Ownership and Management Company); Former Chairman and Chief Executive Officer, Dynamark Security Centers, Inc. (Security Company)	--	--

James G. Apple*	65	President, Butter Krust Baking Co., Inc. (Baking Company)	1992	2001

John M. Denlinger*	61	Retired; Division Manager, Denlinger Building Materials, a Division of Carolina Holdings, Inc. (Building Material Manufacturer); President, Denlinger, Inc. (Building Material Manufacturer)	1985	2001

Chloé R. Eichelberger*	66	President and Chief Executive Officer, Chloé Eichelberger Textiles, Incorporated (Fabric Finishing)	--	--

T. Max Hall*	66	Attorney and Managing Partner, McNerney, Page, Vanderlin and Hall (Law Firm); Chairman of the Board, Data Papers, Inc. (Printing Company); Chairman of the Board, Data Papers, Inc. of North Carolina, Inc. (Printing Company)	1986	2001

William B. Zimmerman*	65	President and Chief Executive Officer, Zimmerman’s Hardware & Supply Co., Inc.	--	--

C. William Hetzer, Jr.	69	President, C. William Hetzer, Inc. (General Contractor)	1989	2002

Owen O. Freeman, Jr.	66	Retired Chairman of the Board, First Capitol Bank	1999	2002

Name	Age	Business Experience Including Principal Occupation for Past Five Years	Director Since	Present Term Expires

Guy W. Miller, Jr.	55	President, Homes by Keystone, Inc. (Modular Homes Manufacturer)	1999	2002

William J. Reuter	51	President, Susquehanna; President, Susquehanna Bancshares South, Inc.; Chairman of the Board, Susquehanna Bank; Chairman of the Board, Farmers & Merchants Bank and Trust	1999	2002

Robert S. Bolinger	64	Chairman of the Board and Chief Executive Officer, Susquehanna	1982	2003

Henry H. Gibbel	66	President and Chief Executive Officer, Lititz Mutual Insurance Co. & Penn Charter Mutual Insurance Co. (Insurance Companies)	1982	2003

George J. Morgan	70	President, Morgan, Hallgren, Crosswell & Kane, P.C. (Law Firm)	1982	2003

Roger V. Wiest	60	Managing and Senior Partner, Wiest, Saylor, Muolo, Noon & Swinehart (Law Firm)	1992	2003

Michael J. Wimmer	48	President and Chief Executive Officer, Boston Service Company, Inc. (Automobile Financing Company)	2000	2003

* The Board of Director’s nominees for election at the Annual Meeting for terms expiring 2004.

          All of the directors of Susquehanna are outside directors except Messrs. Bolinger, Reuter and Wimmer.

Board Meetings

     Susquehanna’s Board met eight times during 2000. Each of the directors attended at least 75% of the meetings of the Board of Directors and the committees of the Board on which they served that were held in 2000 during the period when they served as a director, except that Marley R. Gross attended 50% of the total meetings of the Board of Directors and committees of the Board on which he served.

Board Committees

     Susquehanna’s Board has two standing committees, an Audit Committee and a Compensation Committee, both of which were established in 1987. The members of both committees are all outside directors. The directors presently serving on the Audit Committee are Messrs. Apple, Miller and Wiest. The Audit Committee met four times during 2000. The directors presently serving on the Compensation Committee are Messrs. Denlinger, Gibbel, Hall, Hetzer, Jr. and Morgan. The Compensation Committee met five times during 2000.

     The Board of Directors has no other standing committees. It operates as a committee of the whole for all other matters including nominations.

     Audit Committee

     The principal purposes of the Audit Committee are to:

  meet with Susquehanna’s independent accountants and review the scope and results of Susquehanna’s annual audit;
  review information pertaining to internal auditing; and
  oversee that Susquehanna management has:
    maintained the reliability and integrity of accounting policies, financial reporting and disclosure practices;
    established and maintained processes to assure an adequate system of internal control; and
    established and maintained processes to assure compliance with applicable laws, regulations and corporate practices.

     The Audit Committee reports the results of these reviews to the Board on a quarterly basis.

     The Audit Committee also:

  recommends to the Board the selection of independent accountants and reviews periodically their performance and independence from management;
  reviews and approves Susquehanna’s Audit Department Annual Audit Plan; and
  periodically meets privately with Susquehanna’s independent accountants, senior management and its Director of Audit.

      The Directors who serve on the Audit Committee are all “independent” for purposes of Nasdaq listing standards.

    Susquehanna’s Board has adopted a written charter setting forth the audit related functions the Audit Committee is to perform. You can find a copy of that charter attached to this Proxy Statement as Exhibit A.

     Compensation Committee

     The principal purposes of the Compensation Committee are:

  to review and approve key executive salary and salary policy;
  with respect to Susquehanna’s Chief Executive Officer, to determine the salary and criteria for that office;
  to administer Susquehanna’s Equity Compensation Plan;
  to approve participants in Susquehanna’s Executive Deferred Income Plan; and
  to review and approve the design of any new supplemental compensation programs applicable to executive compensation.

ANNUAL AUDIT INFORMATION

Report of the Audit Committee

     In March of 2001, the Audit Committee reviewed Susquehanna’s audited financial statements and met with both management and PricewaterhouseCoopers LLP, Susquehanna’s independent accountants, to review and discuss those financial statements. Management has the primary responsibility for Susquehanna’s financial statements and the overall reporting process, including Susquehanna’s system of internal controls. Management has represented to the Committee that the financial statements were prepared in accordance with generally accepted accounting principles.

     The Committee received from and discussed with PricewaterhouseCoopers the written disclosure and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). These items relate to that firm’s independence from Susquehanna. The Committee also considered whether the provision of non-audit services by PricewaterhouseCoopers was compatible with the maintenance of PricewaterhouseCoopers’ independence. The Committee also discussed with PricewaterhouseCoopers any matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

     Based on these reviews and discussions, the Committee recommended to the Board that Susquehanna’s audited financial statements be included in the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2000.

The Susquehanna Bancshares, Inc. Audit Committee:	James G. Apple, Chair
Guy W. Miller, Jr.
Roger V. Wiest

Fees Billed by Independent Accountants to Susquehanna

     Audit Fees

     The aggregate fees billed to Susquehanna by PricewaterhouseCoopers in connection with the audits of Susquehanna’s financial statements during the fiscal year ended December 31, 2000 were $225,000 (including expenses).

     Financial Information Systems Design and Implementation Fees

     No fees were billed by PricewaterhouseCoopers for information technology services rendered by PricewaterhouseCoopers during the fiscal year ended December 31, 2000.

     All Other Fees

     The aggregate fees billed by PricewaterhouseCoopers for non-audit services other than information technology services during the fiscal year ended December 31, 2000 were $1,092,000 for tax, benefits consulting, internal audit augmentation and other miscellaneous accounting services.

DIRECTOR AND EXECUTIVE OFFICER COMPENSATION

Report of the Compensation Committee

     The Compensation Committee of Susquehanna’s Board is composed entirely of independent outside directors. The Committee considers the following matters in its oversight of executive compensation:

  assuring that key management personnel of Susquehanna and its affiliates are effectively compensated in terms of salaries, supplemental compensation and benefits which are internally equitable and externally competitive in order to allow Susquehanna to attract and retain qualified personnel; and
  developing and initiating incentive programs and plans that will serve to attract and retain qualified personnel in key management positions of Susquehanna and its affiliates.

     Overall Policy

     Susquehanna's executive compensation program is designed to be closely linked to corporate performance and returns to shareholders. To this end, Susquehanna has developed an overall compensation strategy and specific compensation plans that tie a significant portion of executive compensation to Susquehanna's success in meeting specified performance goals and to appreciation in its stock price. The overall objectives of this strategy are:

  to attract and retain the best possible executive talent;
  to motivate executives to achieve the goals inherent in Susquehanna's business strategy;
  to link executive and shareholder interests through equity based plans; and
  to provide a compensation package that recognizes individual contributions as well as overall business results.

     Each year the Committee conducts a review of Susquehanna's executive compensation program. The Committee believes that Susquehanna's most direct competitors for executive talent are not necessarily all of the companies that would be included in a peer group established for comparing shareholder returns. Successful executives in the banking industry have a broad range of opportunities in the financial industry generally, either with larger or smaller institutions, or with related industry groups or unrelated industry groups in some instances (a chief financial officer, for example). Many of these companies are not publicly traded. The annual compensation reviews permit an ongoing evaluation of the link between Susquehanna's performance and its executive compensation in the context of the compensation programs of other companies.

     The Committee determines the compensation for the Susquehanna officers designated as participants in Susquehanna’s long term incentive plan, set forth in more detail below. This includes all individuals whose compensation is set forth in the "Summary Compensation Table" which follows. The Committee believes that utilization of this approach ensures consistency throughout the executive compensation program. In reviewing the individual performance of the executives whose compensation is detailed in this Proxy Statement (other than that of Susquehanna’s Chief Executive Officer), the Committee solicits and considers the views of Mr. Bolinger.

     The key elements of executive compensation consist of:

  base salary;
  annual incentive bonus; and

  long term compensation through ownership interests in Susquehanna granted or awarded under the Equity Compensation Plan.

     The Committee’s policies with respect to each of these elements, including the basis for the compensation awarded to Mr. Bolinger, Susquehanna’s Chief Executive Officer, are discussed below. In addition, while the elements of compensation described below are considered separately, the Committee takes into account the full compensation package afforded by Susquehanna to the individual, including pension benefits, severance plans, insurance and other benefits, as well as the programs described below.

     Section 162(m) of the Internal Revenue Code generally provides that a publicly held reporting company such as Susquehanna may not deduct, as an expense, amounts paid to any executive officer in excess of $1 million per year. Because the compensation paid to Susquehanna's most highly compensated officer amounted to $430,191, which is substantially below the $1 million threshold called for in Section 162, the Committee has not adopted a formal policy on awarding compensation in excess of this threshold.

      Base Salaries

      Base salaries for new executive officers are initially determined by:

  evaluating the responsibilities of the position held and the experience of the individual; and
  reference to the competitive marketplace for executive talent, including a comparison to base salaries for comparable positions at other companies.

      Annual salary adjustments are determined by:

  evaluating the performance of Susquehanna and of each executive officer; and
  taking into account new responsibilities (in the case of executive officers with responsibility for a particular business unit, the unit's financial results are also considered).

     In conducting its deliberations, the Committee makes use of an executive compensation survey prepared by nationally recognized consultants on executive compensation matters. The 2000 survey analyzed compensation paid to executives at participating financial institutions with assets between $100 million and $5 billion.

     The survey describes the compensation paid to executives at various management levels. The base salary of all similar positions within the survey group was used as the basis for calculating a midpoint for each job description within Susquehanna's management program. The Committee then established a range around the midpoint, with 80% of the midpoint as the minimum and 120% of the midpoint as the maximum.

     The salaries of Susquehanna's principal officers were compared to the midpoint, and increases were awarded in the context of individual performance and contribution, as explained below, with each salary targeted to fall within the midpoint range. Accordingly, salaries which are established by the Committee may slightly exceed or fall below the median range. Mr. Bolinger's salary falls within the range established for the position he occupies.

     In evaluating an executive officer's performance, the Committee looks to his/her accomplishments (which are based on qualitative and quantitative measures) and the results produced by the executive officer (which are based on quantitative measures). In determining accomplishments and results, the Committee considers the following corporate and business unit performance factors:

Corporate Performance Factors:	Business Unit Performance Factors:

● the earnings growth of Susquehanna and the subsidiary with which the executive officer serves	● the revenues of the business unit for which the executive officer has responsibility

● the asset growth of Susquehanna and the subsidiary with which the executive officer serves	● the business unit's growth in earnings and development of new products or lines of business

● the ability of the executive officer to demonstrate management skills	● the business unit's results expressed in terms of savings realized or efficiencies achieved

     In determining the quantitative measures, the Committee looks, in part, to the Uniform Bank Performance Report which is published quarterly by the Federal Financial Institution Examination Council. This material measures and compares each Susquehanna bank subsidiary against other banks in its peer group in over 40 different financial areas. The peer groups used include banks between $100 million and $300 million in size, between $300 million and $500 million in size and between $500 million and $1 billion in size. The basis for the bank's performance in these areas in relation to the business unit and the bank in which the executive serves allows the Committee to assess that individual's and his or her business unit's quantitative success.

     A majority of the financial institutions participating in the salary survey are included in the line of business group which is indexed in Susquehanna's Stock Price Performance Graph set forth in this Proxy Statement. All of the financial institutions which are indexed in the Stock Price Performance Group are reported in the Uniform Bank Performance Report.

     In considering the various factors that are weighed in this process, no differentiation as to weighting or relative importance has been established; rather the Committee is permitted to assign a weight and importance to each factor as the Committee, in its discretion, deems appropriate.

     In determining the compensation package awarded to Messrs. Bolinger, Cloney, Reuter, Duncan and Luppert, the Committee did not attach particular weight to their employment agreements with Susquehanna, other than to recognize that the employment agreements provide that base salary will be set at a rate agreed between the parties, or in the absence of agreement, increased on the basis of the Consumer Price Index. Base salary adjustments for all executive officers other than Mr. Bolinger were determined by the Committee in consideration of the salary survey and the performance factors for Susquehanna and each executive officer as discussed above, and upon the recommendations and performance evaluation provided by Mr. Bolinger.

     With respect to the base salary granted to Mr. Bolinger in 2000, the Committee took into account a comparison of base salaries of chief executive officers of peer companies based on the salary survey, Susquehanna's success in meeting its return on equity and other financial goals in 1999, the performance of Susquehanna common stock and the assessment by the Committee of Mr. Bolinger's individual performance. The Committee also took into account the longevity of Mr. Bolinger's service to Susquehanna and Farmers First Bank and its belief that Mr. Bolinger is a representative of Susquehanna and Farmers First Bank to the public by virtue of his stature in the community and the industry. Mr. Bolinger was granted a base salary of $436,500 for 2000, an increase of 9.13% over his $400,000 base salary for 1999.

     Annual Bonus

     In 2000, a special one-time 7% bonus was paid to all of Susquehanna’s and its subsidiaries employees (excluding certain executive and senior management) employed on certain dates for extraordinary efforts during 1999. Because certain executive and senior management was excluded from this bonus, Mr. Bolinger was not paid a bonus under this program.

     In 2000, Susquehanna’s Board also approved a new bonus program in which most persons employed by Susquehanna and its subsidiaries on certain dates are eligible to participate. The program requires Susquehanna to increase core earnings per share by a minimum of 10% annually before the bonus will be paid. The 2000 performance bonus payment threshold was set at $87 million pre-tax income before the bonus, representing a 10% increase over core 1999 earnings. Because Susquehanna’s actual performance of pre-tax earnings before the bonus was $80 million in 2000, no performance bonus was paid under the program. Consequently, Mr. Bolinger did not receive a bonus under this program.

     Equity Compensation Plan

     For a description of Susquehanna’s Equity Compensation Plan and the proposed amendments thereto, see the Section entitled “Approval of Amendments to Equity Compensation Plan” set forth elsewhere in this Proxy Statement.

     As of April 18, 2001, approximately 20 senior officers were eligible to participate in the plan.

     On May 26, 2000, additional non-qualified stock options to acquire 382,500 shares were granted to directors and officers of Susquehanna under this plan. Of this total, 45,000, 11,250, 33,750, 22,500, 22,500 and 11,250 stock options were granted to Messrs. Bolinger, Cloney, Reuter, Hostetter, Duncan and Luppert, respectively.

     Conclusion

     Through the programs described above, a significant portion of Susquehanna's executive compensation is linked directly to individual and corporate performance and stock price appreciation. In 2000, as in previous years, performance-based variable elements played a major role in the Committee’s executive compensation determinations, including those relating to Mr. Bolinger. The Committee intends to continue the policy of linking executive compensation to Susquehanna's performance and return to shareholders, recognizing that rises and falls in the business cycle from time to time must be recognized, and may result in an apparent imbalance for a particular period.

The Susquehanna Bancshares, Inc. Compensation Committee:	John M. Denlinger
Henry H. Gibbel
T. Max Hall
C. William Hetzer, Jr.
George J. Morgan

Compensation of Directors

     Directors currently receive an annual fee of $5,000 and a payment of $800 for attendance at each Board of Directors' meeting except telephonic meetings, where the compensation is $250. Directors are paid $800 for each committee meeting that they attend, unless the committee meets on the day of a meeting of the entire Board, in which case the fee is $250. Directors are also entitled to receive stock option grants pursuant to Susquehanna’s Equity Compensation Plan as discussed above.

Summary Compensation Table

     The following table is a summary of the compensation for the years 2000, 1999 and 1998 awarded or paid to, or earned by, Susquehanna’s Chief Executive Officer and its five other most highly compensated executive officers in 2000, including Mr. Cloney, who was an executive officer of Susquehanna through February 28, 2000.

			Annual Compensation			Long Term Compensation

Name	Principal Position	Year	Salary(1)	Bonus(2)	Other Annual Compen- Sation(3)	Stock Options Granted(4)	LTIPP Payouts(5)	All Other Compensation(6)

Robert S.	Chairman and	2000	$430,191	$-	$10,300	45,000	$-	$112,300
Bolinger	Chief Executive	1999	393,846	-	10,250	53,248	-	93,978
	Officer of	1998	376,610	33,895	9,800	59,420	-	94,964
	Susquehanna

Richard M.	Vice President of	2000	$270,562	$-	$9,000	11,250	$17,101	$26,845
Cloney(7)	Susquehanna	1999	262,908	-	10,000	13,087	17,101	29,900
		1998	258,848	23,296	9,000	5,625	34,201	34,979

William J.	President of	2000	$270,005	$-	$10,300	33,750	$-	$10,577
Reuter	Susquehanna;	1999	242,981	-	5,650	26,189	-	6,582
	Chairman of the	1998	231,923	20,873	-	14,516	-	13,466
	Board of
	F & M; President
	of Susquehanna
	South; Chairman
	of the Board of
	Susquehanna
	Bank

Drew K.	Senior Vice	2000	$214,264	$15,000	$-	22,500	$-	$7,371
Hostetter	President,	1999	160,392	-	-	22,280	-	5,432
	Treasurer and	1998	134,850	12,137	-	13,398	-	4,864
	Chief Financial
	Officer of
	Susquehanna

Gregory A.	Executive Vice	2000	$219,815	$-	$-	22,500	$6,423	$7,068
Duncan	President of	1999	160,389	-	21,263	22,472	6,423	5,532
	Susquehanna	1998	139,603	12,564	-	8,250	12,846	5,122

Charles W.	Vice President of	2000	$161,308	$-	$-	11,250	$-	$5,420
Luppert	Susquehanna	1999	158,154	-	-	11,050	-	5,339
		1998	155,481	15,548	-	15,977	-	7,150

(1)	Includes salary deferred by the named executive under Susquehanna’s Executive Deferred Income Plan. Payment of such salary is deferred until retirement, or in some instances, until a specified date prior to retirement. The sums in participants' accounts are fully vested and may be withdrawn in accordance with such plan.
(2)	Includes bonus deferred by the named executive under Susquehanna’s Executive Deferred Income Plan. Payment of such bonus is deferred until retirement, or in some instances, until a specified date prior to retirement. The sums in participants' accounts are fully vested and may be withdrawn in accordance with such plan.
(3)	Includes fees paid to the named executive for services as a director of Susquehanna or its subsidiaries including fees the named executive has elected to defer under Susquehanna’s Executive Deferred Income Plan or its predecessor plan, the Directors' Deferred Compensation Plan. Payment of such fees is deferred until retirement, or in some instances, until a specified date prior to retirement. The sums in participants' accounts are fully vested and may be withdrawn in accordance with such plan. Also included under this heading are the moving expenses of $21,263 paid to Mr. Duncan in 1999. The value of perquisites and other personal benefits granted to the named executive officers that in the aggregate did not exceed the lesser of $50,000 or 10% of the named executive’s salary and bonus are not included.
(4)	Represents number of shares of Susquehanna common stock pertaining to options granted under the Equity Compensation Plan discussed below under the heading “Stock Option Grants.”
(5)	Represents payments under Susquehanna’s Performance Award Plan for the “earnout periods” as defined in the plan running from January 1, 1992 through December 31, 1994 and January 1, 1995 through December 31, 1997. Payments under this plan are made in three installments with one-half of the amount earned payable on or before June 1 of the calendar year commencing immediately following the conclusion of the earnout period and the remaining one-half paid in two equal installments over the next two years. No awards under this plan have been approved since the adoption of Susquehanna’s Equity Compensation Plan in May of 1996.
(6)	Amounts represent contributions in accordance with the provisions of the Susquehanna 401(k) plan, premiums for group term life insurance and allocations under the Supplemental Executive Retirement Plan. During fiscal years 2000, 1999 and 1998, the following contributions were made to each of the named executive officers:

	401(k) Plan:			Group Term Life Insurance:			Supplemental Executive Retirement Plan:

Name	2000	1999	1998	2000	1999	1998	2000	1999	1998

Robert S. Bolinger	$5,100	$4,800	$4,800	$2,219	$1,848	$9,840	$104,981	$87,330	$80,324
Richard M. Cloney	5,100	4,800	4,800	1,035	964	4,204	20,710	24,136	25,975
William J. Reuter	5,100	4,800	4,800	620	613	1,438	4,857	1,169	7,228
Drew K. Hostetter	5,100	4,800	4,426	299	202	438	1,972	340	-
Gregory A. Duncan	5,100	4,800	4,800	278	184	106	1,690	548	216
Charles W. Luppert	4,839	4,800	4,800	581	539	2,350	-	-	-

(7)	Mr. Cloney was an executive officer of Susquehanna through February 28, 2000.

Stock Option Grants

     The following table sets forth information concerning the individual grants of non-qualified options to purchase Susquehanna’s common stock made to the named executive officers in 2000:

Name	Number of Securities Underlying Options Granted	% of Total Options Granted to Employees in Fiscal Year	Exercise Price	Expiration Date

					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
					5%	10%

Robert S. Bolinger	45,000	11.71%	$13.31	5-25-2010	$376,676	$954,572
Richard M. Cloney	11,250	2.9%	13.31	5-25-2010	94,169	238,643
William J. Reuter	33,750	8.8%	13.31	5-25-2010	282,507	715,929
Gregory A. Duncan	22,500	5.9%	13.31	5-25-2010	188,338	477,286
Drew K. Hostetter	22,500	5.9%	13.31	5-25-2010	188,338	477,286
Charles W. Luppert	11,250	2.9%	13.31	5-25-2010	94,169	238,643

     These awards were made pursuant to Susquehanna’s Equity Compensation Plan. Under this plan, the exercise price of Susquehanna common stock subject to a non-qualified stock option is the fair market value of Susquehanna’s common stock on the date the option is granted. The fair market value of a share of Susquehanna’s common stock is the last reported sale price on the date of the grant, or if there were no trades on that date, the latest preceding date upon which a sale was reported. The options may be exercised to the extent of one-third on the third anniversary of the date of the grant, one-third on the fourth anniversary of the date of grant and one-third on the fifth anniversary of the date of the grant.

     The dollar gains in the above table result from calculations assuming 5% and 10% growth rates as set by the Securities and Exchange Commission and are not intended to forecast future price appreciation of Susquehanna’s common stock. The gains reflect a future value based upon growth at these prescribed rates.

     It is important to note that options have value to recipients, including the listed executive officers, only if the stock price advances beyond the grant date price shown in the table during the effective option period.

     The following table sets forth information concerning unexercised stock options held by the named executive officers as of December 31, 2000. None of the named executive officers exercised any options in 2000.

Name	Number of Securities Underlying Unexercised Options Exercisable/Unexercisable	Value of Unexercised In- the-Money Options Exercisable/Unexercisable

Robert S. Bolinger	57,585/179,525	$152,996/$220,050
Richard M. Cloney	38,145/45,583	$109,347/$90,561
William J. Reuter	24,453/84,355	$69,300/$142,313
Gregory A. Duncan	20,595/61,193	$55,797/$99,674
Drew K. Hostetter	3,750/65,678	- /$71,775
Charles W. Luppert	20,595/46,203	$55,797/$63,786

Description of Certain Employment Contracts and Plans

     Executive Employment Contracts

     Susquehanna’s employment contracts with Messrs. Bolinger and Cloney expired on February 28, 2001.

     Susquehanna’s Board has approved three-year employment contracts with Messrs. Reuter, Duncan, Hostetter and Luppert which will terminate, unless renewed, in 2004. The contracts provide for base salaries in 2001 of $280,000 for Mr. Reuter, $230,000 for Mr. Duncan, $230,000 for Mr. Hostetter and $163,000 for Mr. Luppert, and provide that the base salaries may be increased, but not decreased, on an annual basis in connection with the annual review of the employee’s performance. The contracts also provide fringe benefits comparable to those generally supplied to other salaried employees of Susquehanna. If the officer becomes permanently disabled, he is entitled to all benefits under the contract, other than bonuses, for a period of not less than six months. The employment contracts may be terminated by the officer on two months' notice to Susquehanna. Susquehanna may terminate the contracts immediately for cause.

     The employment contracts for Messrs. Reuter, Duncan, Hostetter and Luppert also provide certain relief in the event of a change of control. Each may terminate his employment within twelve months following a change of control of Susquehanna if there occurs an adverse change in his respective circumstances (as set forth in his respective employment contracts). If the officer’s employment is terminated due to a change of control, the officer will be entitled to receive a lump sum payment in an amount equal to the greater of his then current monthly salary rate or the rate in effect prior to any reduction which led to his termination, times the number of months otherwise remaining under the contract, plus the value of any benefits which would have accrued if his employment was not terminated.

     Change of Control Plans

     Susquehanna adopted a Key Employee Severance Pay Plan in 1999. The purpose of the plan is to alleviate financial hardships which may be experienced by senior executives and other key employees of Susquehanna whose employment is terminated under specified circumstances within one year of a change of control of Susquehanna and to reinforce and encourage the continued attention and dedication of those senior executives and other key employees to their assigned duties without distraction from a potential change of control. None of the executive officers named in the Summary Compensation Table is included under the plan.

     The plan provides that if a participant in the plan is terminated under certain circumstances within one year following a change of control as defined in the plan, he or she will receive a lump sum payment in an amount equal to one-half, one or one and one-half times his or her compensation (as determined by the Compensation Committee in its sole discretion at the time the person is designated as a participant in the plan) within 15 days after such termination, and for a one year period after such termination, be entitled to receive certain benefits and perquisites which comparable employees of the company are eligible to receive under plans or programs in effect as of the date of his or her termination.

     Additionally, each of Susquehanna’s Performance Award Plan, Equity Compensation Plan and Executive Deferred Income Plan contains change of control provisions. Under the Performance Award Plan, 100% of the “target award” applicable to a then-current “earnout period” (both as defined in the plan) becomes due and payable to each participant upon a change of control as defined in the plan. The target award is deemed earned and immediately payable in full with the same force and effect as if all performance criteria had been achieved for the entire earnout period, whether or not such is the case. In the event of a change of control of Susquehanna as defined under the Equity Compensation Plan, all options outstanding under the plan will become immediately exercisable, and all restrictions on the transfer of shares with respect to a restricted stock grant which have not, prior to such date, been forfeited will immediately lapse. In the event of a change of control as defined under the Executive Deferred Income Plan, each participant in the plan who voluntarily terminates his or her employment in connection with such change of control will receive the amount of any remaining unpaid vested benefits credited to his or her account.

     Pension Plans

     Effective January 1, 1989, Susquehanna and each of its subsidiaries adopted a defined benefit pension plan (the "Retirement Income Plan") under which benefits are determined by "Final Average Compensation" as defined below. This plan covers employees of Susquehanna and its subsidiaries upon their attaining age 21 and the completion of one year's service in which 1,000 hours are worked. All participants in predecessor plans maintained by Susquehanna’s subsidiaries as of January 1, 1989 became members of the Retirement Income Plan effective that date.

   Participants under the Retirement Income Plan are entitled to an annual retirement pension at normal retirement age of 65 equal to 1.5% of Final Average Compensation up to the Social Security Covered Compensation level plus 2% of Final Average Compensation in excess of Social Security Covered Compensation, multiplied by years of credited service up to a maximum of 25 years. Final Average Compensation means the average earnings during the five highest-paid consecutive calendar years of employment with Susquehanna affiliates. Social Security Covered Compensation means the compensation upon which a Social Security benefit at Social Security Normal Retirement Age will be calculated as defined in regulations.

     Participants with 15 years of service are eligible for early retirement at age 55, in which event retirement benefits are actuarially reduced.

     Effective January 1, 1994, the Board adopted a Supplemental Executive Retirement Plan (“Supplemental Plan”) which will provide for benefits lost under the Retirement Income Plan on account of Internal Revenue Code provisions which limit the compensation and benefits under a qualified retirement plan. Selected participants of the Retirement Income Plan, including Messrs. Bolinger, Cloney, Reuter, Hostetter, Duncan and Luppert are eligible for benefits under the Supplemental Plan.

     Effective January 1, 1998, Susquehanna converted the Retirement Income Plan into a Defined Benefit Cash Balance Pension Plan. All employees who were participants in the Retirement Income Plan had the value of their benefit under that plan converted into an opening Cash Balance Account under the Cash Balance Pension Plan.

     Employees age 55 and older with 10 or more years of service as of January 1, 1998, were “grandfathered” and will receive a benefit no less than the amount determined under the plan provisions in effect December 31, 1997. Messrs. Bolinger, Cloney and Luppert are included in this group and currently their benefits are more favorable under the Retirement Income and Supplemental Plans. Messrs. Reuter, Hostetter and Duncan were not grandfathered.

     Normal retirement under the Cash Balance Pension Plan is age 65. Reaching age 55 with 15 years of service attains early retirement. The benefit equals the annuitized value of the participant’s Cash Balance Account as of the retirement commencement date.

     The annual benefits under both the Retirement Income and the Supplemental Plans upon normal retirement in 2000 at age 65 to persons in specified salary classifications, assuming election by the employee of payment only in the form of a life annuity, is set forth below. Amounts shown in the table are not subject to offset for social security or other benefits received by the participants.

	YEARS OF SERVICE AT RETIREMENT

Final Average Compensation	15	20	25	30	35
$125,000	$34,868	$46,490	$58,113	$58,113	$58,113
150,000	42,368	56,490	70,613	70,613	70,613
175,000	49,868	66,490	83,113	83,113	83,113
200,000	57,368	76,490	95,613	95,613	95,613
225,000	64,868	86,490	108,113	108,113	108,113
250,000	72,368	96,490	120,613	120,613	120,613
300,000	87,368	116,490	145,613	145,613	145,613
350,000	102,368	136,490	170,613	170,613	170,613
400,000	117,368	156,490	195,613	195,613	195,613
450,000	132,368	176,490	220,613	220,613	220,613
500,000	147,368	196,490	245,613	245,613	245,613

     For purposes of the Retirement Income Plan, as of December 31, 2000, Messrs. Bolinger, Cloney and Luppert had 24, 23 and 29 credited years of service respectively. Only the base salary of Messrs. Bolinger, Cloney and Luppert is compensation covered under the Retirement Income Plan and Supplemental Plan. Other components of such officers' total compensation do not affect benefits payable under the plans. In 2000, Mr. Bolinger's base salary was $430,191, Mr. Cloney's base salary was $270,562 and Mr. Luppert’s base salary was $161,308.

     The annual benefits under both the Cash Balance Pension and the Supplemental Plans upon normal retirement in 2000 at age 65 to persons in specified salary classifications is set forth below. Amounts shown in the table are not subject to offset for social security or other benefits received by the participants.

		YEARS OF SERVICE AT RETIREMENT*

Final Average Compensation	15	20	25	30	35
$125,000	$19,032	$27,745	$36,971	$48,336	$59,827
150,000	22,839	33,294	44,366	58,006	71,795
175,000	26,645	38,842	51,760	67,674	83,761
200,000	30,451	44,391	59,154	77,340	95,727
225,000	34,257	49,940	66,549	87,008	107,694
250,000	38,064	55,490	73,942	96,675	119,656
300,000	45,677	66,587	88,731	116,009	143,588
350,000	53,290	77,686	103,520	135,345	167,521
400,000	60,902	88,784	118,310	154,680	191,453
450,000	68,515	99,881	133,095	174,014	215,383
500,000	76,128	110,980	147,886	193,350	239,319

*Assumptions: Cash Balance Plan in effect all years; Salary scale (3%); Interest credit rate (6.5%); Interest rate for annuity conversion (8%); Mortality (GAM83 unisex).

     For purposes of the Cash Balance Pension Plan, as of December 31, 2000, Messrs. Reuter, Hostetter and Duncan had 27, 6 and 13 credited years of service respectively. Only the base salary and bonus of Messrs. Reuter, Hostetter and Duncan is compensation covered under the Cash Balance Pension Plan. Other components of such officers’ total compensation do not affect benefits payable under the Cash Balance Pension Plan. In 2000, Mr. Reuter’s base salary and bonus were $270,005, Mr. Hostetter’s base salary and bonus were $229,264 and Mr. Duncan’s base salary and bonus were $219,815.

     401(k) Plan

     Effective January 1, 1989, Susquehanna and each of its subsidiaries adopted a 401(k) plan under which employees may defer portions of their income on a pre-tax basis. The 401(k) plan covers employees of Susquehanna and its subsidiaries upon the completion of one year of service in which 1,000 hours are worked. All members of predecessor thrift or 401(k) plans as of January 1, 1989, became participants in the Susquehanna 401(k) plan effective that date.

     Subject to certain limitations imposed by the Internal Revenue Service, participants under the Susquehanna 401(k) plan are allowed to defer between 1% and 15% of their compensation during the year. Subject to Board discretion, Susquehanna will match 100% of the first 3% of employee deferrals. These funds will be accumulated under the 401(k) Plan until paid out at termination, disability, death or retirement. The 401(k) plan allows for loans and hardship withdrawals within legal limitations.

     The vested portion of matching contributions made to the 401(k) plan during 2000 was $30,339 for Messrs. Bolinger, Cloney, Reuter, Hostetter, Duncan and Luppert and $40,595 for all executive officers as a group.

Stock Price Performance Graph

     The following graph compares for fiscal years 1995 through 2000 the yearly change in the cumulative total return to holders of Susquehanna common stock with the cumulative total return of the Nasdaq Total Return Index (the "Nasdaq Index"), a broad market in which Susquehanna participates, an index comprised of all publicly traded banks in asset size $1-5 billion, compiled by an independent research firm (the "Bank Index"), and the Nasdaq Bank Index (the “Nasdaq Bank Index”), an index comprised of banks, savings associations and related holding companies, and establishments performing functions closely related to banking. The graph depicts the total return on an investment of $100 based on both stock price appreciation and reinvestment of dividends for Susquehanna, and the companies represented by the Nasdaq Index, the Bank Index and the Nasdaq Bank Index.

     The Bank Index consists of Susquehanna's bank peers relative to size as measured by total assets. It is believed that these Bank Index companies are comparable to Susquehanna in terms of size and all businesses engaged in.

     The Nasdaq Bank Index has been added because Susquehanna believes that it is a better point of comparison for Susquehanna’s performance than the Nasdaq Index, which contains a high proportion of telecommunications and computer related companies. Susquehanna may choose to drop the comparison with the Nasdaq Index in future proxy statements.

Susquehanna Bancshares, Inc.

Total Return Performance
Susquehanna Bancshares, Inc.
NASDAQ - Bank Index*
SNL $1B-$5B Bank Asset-Size Index
NASDAQ - Total US*
Index Value
400
350
300
250
200
150
100
50
12/31/95
12/31/96
12/31/97
12/31/98
12/31/99
12/31/00

			Period Ending

Index	12/31/95	12/31/96	12/31/97	12/31/98	12/31/99	12/31/00

Susquehanna Bancshares, Inc.	100.00	136.15	232.97	191.54	153.70	168.01
NASDAQ - Bank Index*	100.00	132.04	221.06	219.64	211.14	241.08
SNL $1B-$5B Bank Asset-Size Index	100.00	129.63	216.19	215.69	198.23	224.95
NASDAQ - Total US*	100.00	123.04	150.69	212.51	394.94	237.68

*Source: CRSP, Center for Research in Security Prices, Graduate School of Business, The University of Chicago 2001.

Used with permission. All rights reserved. crsp.com.

SNL Securities LC

©2001

APPROVAL OF AMENDMENTS TO EQUITY COMPENSATION PLAN

     The Board has adopted a resolution to amend Susquehanna’s Equity Compensation Plan to increase the total number of shares of Susquehanna common stock for which awards may be granted under the Plan by 1,000,000 shares. The Board has also adopted a resolution to amend the Plan to permit non-employee directors of Susquehanna, while serving in their capacities as directors, to receive annual grants of non-qualified stock options to purchase 2,250 shares of Susquehanna common stock each year during the entire term of the Plan, rather than just during the first five years. The complete text of the Plan reflecting all amendments approved by the Board can be found in Exhibit B attached to this Proxy Statement. The following discussion is qualified in all respects by reference to Exhibit B.

Increase in Number of Authorized Shares

     The Board of Directors originally adopted the Plan on April 17, 1996. Susquehanna’s shareholders originally approved the Plan on May 31, 1996. The Board of Directors believes that the Plan has effectively aligned the economic interests of Plan participants with those of Susquehanna’s shareholders. The Board believes that the purposes of the Plan and the best interests of Susquehanna will be furthered by increasing the number of shares for which options may be granted. Management has estimated that the 69,266 shares of Susquehanna common stock remaining available under the Plan will be insufficient to meet Susquehanna’s compensation requirements in fiscal 2001 unless the proposed amendment to increase the total number of Plan shares is adopted. The Board of Directors wishes to ensure the continued availability of shares for which awards may be granted to all eligible and future executives, other employees, officers and non-employee directors of Susquehanna. Consequently, the Board recommends that the number of shares authorized for issuance under the Plan be increased by 1,000,000 to a total of 2,462,500. The number of authorized shares subject to the Plan may be adjusted from time to time as a result of stock splits or stock dividends, recapitalization, mergers and similar transactions as specified in the Plan.

     Although Susquehanna believes it beneficial to increase the aggregate number of shares for which awards may be granted, the granting and exercise of any such additional awards may reduce future reportable book value and earnings per share in amounts that cannot be determined at this time. Further, the exercise of such additional awards would have a dilutive effect on the stock ownership of persons not granted such options.

Extension of Term for Grants to Non-Employee Directors

     The Plan currently provides that non-employee directors, commencing generally in the year in which the director is elected to Susquehanna’s Board, will receive grants to purchase 2,250 shares of Susquehanna common stock, per year, for a period of five years, provided the director is serving as such on each grant date. The proposed amendment to the Plan will eliminate the five year limitation with the effect that non-employee directors of Susquehanna will receive grants under the Plan to purchase 2,250 shares of Susquehanna common stock each year during the entire term of the Plan, provided the director is serving as such on each grant date, until the Plan terminates in May of 2006.

     Since awards granted under the Plan enable the grantees to acquire or increase a proprietary interest in Susquehanna and thereby align the economic interests of the participants with those of Susquehanna’s shareholders, the Board believes that the purposes of the Plan and the best interests of Susquehanna will be furthered by permitting non-employee directors of Susquehanna to receive grants under the Plan to purchase a limited amount of shares each year during the entire term of the Plan, rather than just for five years. Consequently, the Board recommends that non-employee directors of Susquehanna be permitted to receive annual grants of non-qualified stock options to purchase 2,250 shares of Susquehanna common stock each year during the term of the Plan while he or she is serving as a director, rather than just during the first five years. The number of shares that non-employee directors may receive grants to purchase may be adjusted from time to time as a result of stock splits or stock dividends, recapitalization, mergers and similar transactions as specified in the Plan.

Required Vote and Recommendation

     Adoption of the proposed amendments to the Plan requires the affirmative vote of a majority of the holders of Susquehanna common stock present in person or by proxy at the Annual Meeting and entitled to vote. The Plan, as amended by the proposed amendments, is described below under “Description of the Equity Compensation Plan.”

       The Board unanimously recommends a vote in favor of the proposed amendments to the Plan.

Description of the Equity Compensation Plan

     The description in this Proxy Statement of the Plan is included solely as a summary, does not purport to be complete, and is qualified in its entirety by the full text of the Plan, as amended to reflect the proposed changes, attached hereto as Exhibit B.

     General

     The Plan is an arrangement under which designated officers (including officers who are directors) and employees of Susquehanna and its subsidiaries, and non-employee directors of Susquehanna, may be granted awards for incentive stock options, non-qualified stock options, restricted stock grants, phantom stock rights and stock appreciation rights. Susquehanna believes that the Plan will provide an incentive to participants in the Plan to contribute to the growth of Susquehanna, thereby benefiting Susquehanna’s shareholders, and will align the economic interests of the participants with those of Susquehanna’s shareholders.

     Administration

     The Plan is administered and interpreted by the Compensation Committee composed of non-employee directors of Susquehanna who meet the requirements of “disinterested persons” as defined in Section 16b-3 of the Securities Exchange Act of 1934.

     Eligibility

     Officers, employee directors, and other employees of Susquehanna and its affiliates are eligible to participate in the Plan. Non-employee directors of Susquehanna are eligible to participate in the Plan, but are not eligible to receive incentive stock options.

     Grant, Term and Restrictions on Awards

     Subject to adjustment in certain circumstances, the Plan, as amended, authorizes up to 2,462,500 shares of Susquehanna common stock for issuance pursuant to the terms of the Plan. No grantee may receive options, stock appreciation rights, phantom stock rights or restricted stock awards for more than 450,000 shares of Susquehanna common stock for any calendar year. Non-employee directors receive a grant of an option to purchase 2,250 shares in their first year of participation in the Plan, and 2,250 shares in each of the remaining years of the Plan, provided they are directors on the date of the grant.

     After receiving recommendations from Susquehanna’s management, the Compensation Committee selects the persons to receive grants and determines the number of shares of Susquehanna common stock subject to a particular grant. All grants under the Plan are subject to the terms and conditions set forth in the Plan and to any other terms and conditions consistent with the Plan as the Compensation Committee deems appropriate and as are specified in writing by the Compensation Committee to the designated individual in that individual’s grant letter.

Incentive Stock Options and Nonqualified Stock Options

     The Compensation Committee may grant options qualifying as incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1996, as amended, and/or nonqualified stock options in accordance with the terms and conditions set forth in the Plan, or any combination of the two.

     Purchase Price

     The exercise price of Susquehanna common stock subject to an incentive stock option is the fair market value of the stock on the date the option is granted. The exercise price of the Susquehanna common stock subject to a nonqualified stock option cannot be less than the fair market value of the stock on the date the option is granted.

     Option Term; Vesting

     The Compensation Committee determines the option exercise period for each option; provided, however, that the exercise period may not exceed 10 years from the date of grant. Options granted to non-employee directors are exercisable one-third on the third anniversary of the date of the grant, one-third on the fourth anniversary of the date of the grant, and one-third on the fifth anniversary of the date of grant.

     Unless otherwise provided in a grant letter, each option fully vests upon the earliest of:

  the grantee’s retirement date;
  five years from the date of grant;
  the grantee’s death or disability (within the meaning of Susquehanna’s long-term disability program); or
  the occurrence of a change-of-control (defined below) of Susquehanna.

     A grantee may exercise an option by delivering notice of the exercise to Susquehanna’s Secretary accompanied with full payment of the option price. The grantee may pay the option price in cash or, with the Compensation Committee’s consent, by delivering shares of Susquehanna common stock already owned by the grantee and having a fair market value on the date of exercise equal to the option price, or with a combination of cash and shares. The grantee must pay the option price and the amount of withholding tax due, if any, at the time of exercise. Generally, unless provided otherwise in a grant letter, the right to exercise any grant terminates 90 days following termination of the participant’s relationship in Susquehanna.

      Restricted Stock Grants

     Susquehanna may also issue or transfer shares of Susquehanna common stock under a restricted stock grant pursuant to the Plan. Shares of Susquehanna common stock issued pursuant to a restricted stock grant are issued for cash or services rendered having a value, as determined by the Board, at least equal to the par value of the Susquehanna common stock subject to the grant. The Compensation Committee grants to each grantee the number of shares of Susquehanna common stock determined in its sole discretion, but no greater than the maximum limit described above. If a grantee’s employment terminates during the period, if any, designated in his or her grant letter as the period during which the transfer of the shares is restricted (the “Restriction Period”), the restricted stock grant terminates with respect to all shares covered by the grant as to which the restrictions on transfer have not lapsed, and those shares of Susquehanna common stock must be immediately returned to Susquehanna. During the Restriction Period, a grantee may not sell, assign, transfer, pledge or otherwise dispose of the shares of Susquehanna common stock to which such Restriction Period applies, except to a successor grantee in the event of the grantee’s death. All restrictions imposed under the restricted stock grant lapse upon the expiration of the applicable Restriction Period.

In addition, the Compensation Committee may determine as to any or all restricted stock grants that all restrictions will lapse under such other circumstances as it deems equitable.

     Unless the Compensation Committee otherwise determines, and subject to any restrictions deemed appropriate by the Compensation Committee, the grantee will have the right to vote shares subject to the restricted stock grant and to receive any dividends or other distributions paid on the shares during the Restriction Period.

     As of April 18, 2001, the Compensation Committee has not awarded any restricted stock option grants to any person under the Plan.

     Stock Appreciation Rights

     The Compensation Committee may also grant stock appreciation rights to any grantee in tandem with a stock option, for all or a portion of the applicable option, either at the time the option is granted or, in the case of a nonqualified stock option, at any time thereafter while the option remains outstanding. The number of stock appreciation rights granted to a grantee which are exercisable during any given period of time may not exceed the number of shares of Susquehanna common stock which the grantee may purchase upon the exercise of the related stock option during such period of time. Upon the exercise of such option, the stock appreciation rights relating to the Susquehanna common stock covered by the option terminate. Upon the exercise of a stock appreciation right, the related option terminates to the extent of an equal number of shares of Susquehanna common stock.

     Upon a grantee’s exercise of some or all of his or her stock appreciation rights, the grantee receives in settlement an amount equal to the value of the stock appreciation for the number of stock appreciation rights exercised, payable in cash, Susquehanna common stock or a combination of the two. The stock appreciation for a stock appreciation right is the difference between the base price for such right and the fair market value of the underlying Susquehanna common stock on the date of exercise of the stock appreciation right. The Plan provides that, unless the Compensation Committee determines otherwise, the base price of a stock appreciation right is the greater of:

  the exercise price of the related stock option; or
  the fair market value of a share of Susquehanna common stock as of the date of grant of the stock appreciation right.

     As of April 18, 2001, the Compensation Committee has not awarded any stock appreciation rights to any person under the Plan.

     Phantom Stock Rights

     The Plan also includes phantom stock appreciation rights under a program substantially similar to the Phantom Stock Plan that was previously maintained by Susquehanna. With the adoption of the Plan, the Phantom Stock Plan was terminated as a separate plan and its provisions were incorporated into and became a part of the Plan. All previously awarded interests outstanding under the Phantom Stock Plan on May 31, 1996, the effective date of the Plan, were converted into cash and Susquehanna common stock based upon the amount earned by each participant determined in accordance with generally accepted accounting principles. Since this conversion, the Compensation Committee has not awarded any phantom stock rights to any person under the Plan.

     Termination of the Plan; Amendment

     Susquehanna’s Board may amend or terminate the Plan at any time except that the following amendments require Susquehanna’s shareholders’ approval:

  any amendment that increases the aggregate number (or individual limit for any grantee) of shares of Susquehanna common stock that may be issued or transferred under the Plan; or
  any amendment that materially modifies the requirements as to eligibility for participation.

     The Plan will terminate on May 31, 2006, unless terminated earlier by Susquehanna’s Board or extended by the Board with the approval of the shareholders.

     Certain Events

     The Plan contains antidilution provisions applicable in the event of any change in the number of outstanding shares of Susquehanna or any change in the character or rights of the common stock which occurs by reason of a reclassification, recapitalization, merger, consolidation, reorganization, stock dividend, stock split or reverse stock split, combination or exchange of shares or other similar events. In any such event, appropriate adjustments will be made in the maximum number of shares which may be issued under the Plan and the number of shares under and exercise price of outstanding awards.

     In the event of a change-of-control of Susquehanna:

  all options and stock appreciate rights outstanding under the Plan will become immediately exercisable; and
  all restrictions on the transfer of shares with respect to a restricted stock grant which have not, prior to such date, been forfeited will immediately lapse.
  A change-of-control of Susquehanna will be deemed to have taken place under the Plan if:
  any person or group (except for Susquehanna or any employee benefit plan of Susquehanna or of any affiliate) becomes the beneficial owner in the aggregate of 20% or more of the equity of Susquehanna then outstanding;
  any person or group purchases substantially all of the assets of Susquehanna;
  Susquehanna is liquidated or dissolved;
  at least a majority of Susquehanna’s Board of Directors at any time does not consist of individuals who were elected, or nominated for election, by directors in office at the time of such election or nomination; or
  Susquehanna merges or consolidates with any other corporation and is not the surviving corporation.

     Federal Income Tax Consequences

     Set forth below is a general description of the federal income tax consequences relating to grants made under Plan. Grantees are urged to consult with their personal tax advisors concerning the application of the principles discussed below to their own situations and the application of state and local tax laws.

     Non-Qualified Stock Options. There are no federal income tax consequences to grantees or to Susquehanna upon the grant of a non-qualified stock option. Upon the exercise of non-qualified stock options, grantees will recognize ordinary compensation income in the amount equal to the excess of the fair market value of the shares at the time of exercise over the exercise price of the non-qualified stock option, and Susquehanna will generally be entitled to a corresponding federal income tax deduction. Upon the sale of shares acquired by exercise of a non-qualified stock option, a grantee will have a capital gain or loss (long-term or short-term depending upon the length of time the shares were held) in an amount equal to the difference between the amount realized upon the sale and the grantee’s adjusted tax basis in the shares (the exercise price plus the amount of ordinary income recognized by the grantee at the time of exercise of the non-qualified stock option).

     Incentive Stock Options. Grantees will not be subject to federal income taxation upon the grant or exercise of an incentive stock option, and Susquehanna will not be entitled to a federal income tax deduction by reason of such grant or exercise. However, the amount by which the fair market value of the shares at the time of the exercise exceeds the option exercise price (or the grantee’s other tax basis in the shares) is an item of tax preference subject to the alternative minimum tax applicable to the person exercising the incentive stock option. A sale of shares acquired by exercise of an incentive stock option that does not occur within one year after the exercise or within two years after the grant of the incentive stock option generally will result in the recognition of long-term capital gain or loss in the amount of the difference between the amount realized on the sale and the option exercise price (or the grantee’s other tax basis in the shares), and Susquehanna will not be entitled to any tax deduction in connection with the same.

     If a sale occurs within one year from the date of exercise of the incentive stock option or within two years from the date of grant (a “disqualifying disposition”) and is a transaction in which a loss, if sustained, would be recognized, the grantee generally will recognize ordinary compensation income equal to the lesser of:

  the excess of the fair market value of the shares on the date of exercise over the exercise price (or the grantee’s other tax basis in the shares); or
  the excess of the amount realized on the sale of the shares over the exercise price (or the grantee’s other tax basis in the shares).

     In the case of a disqualifying disposition where a loss, if sustained, would not be recognized, the grantee will recognize ordinary income equal to the excess of the fair market value of the shares on the date of exercise over the option exercise price (or the grantee’s other tax basis in the shares). Any amount realized on a disqualifying disposition in excess of the amount treated as ordinary compensation income (or any loss realized) will be a long-term or a short-term gain (or loss), depending upon the length of time the shares were held. Susquehanna will generally be entitled to a tax deduction on a disqualifying disposition corresponding to the ordinary compensation income recognized by the grantee.

     Generally, where previously acquired Susquehanna common stock is used to exercise an outstanding incentive stock option or non-qualified stock option, appreciation on the stock will not be recognized as income. However, if Susquehanna common stock was acquired pursuant to the exercise of an incentive stock option, a disqualifying disposition will be deemed to have occurred if the stock is used to exercise another incentive stock option prior to the expiration of the applicable holding periods.

     Restricted Stock. A grantee will not recognize taxable income upon the award of a restricted stock grant, and Susquehanna will not be entitled to a deduction, until the stock is transferable by the grantee or no longer subject to a substantial risk of forfeiture for federal tax purposes, whichever occurs earlier. When the Susquehanna common stock is either transferable or is no longer subject to a substantial risk of forfeiture, the grantee will recognize ordinary compensation income in an amount equal to the difference between the fair market value of the Susquehanna common stock at that time and the amount paid by the grantee for the shares, if any (or the grantee’s other tax basis in the shares). Susquehanna will be entitled to a deduction in the same amount. A participant may, however, elect to recognize ordinary compensation income in the year the restricted stock grant is awarded in an amount equal to the difference between the fair market value of the Susquehanna common stock at that time, determined without regard to the restrictions, and the amount paid by the grantee for the shares, if any (or the grantee’s other tax basis in the shares). In this event, Susquehanna will be entitled to a deduction in the same year, provided Susquehanna complies with the applicable withholding requirements for federal tax purposes. Any gain or loss recognized by the grantee upon subsequent disposition of the common stock will be capital gain or loss. If, after making the election, any Susquehanna common stock subject to a restricted stock grant is forfeited, or if the market value declines during the Restriction Period, the grantee is not entitled to any tax deduction or tax refund.

     Stock Appreciation Rights and Phantom Stock Rights. The grantee will not recognize any income upon the grant of a stock appreciation right or phantom stock rights. Upon the exercise of a stock appreciation right or phantom stock rights, the grantee will recognize ordinary compensation income in the amount of both the cash, fair market value of the shares of Susquehanna common stock or any combination of the two received upon the exercise, and Susquehanna is entitled to a corresponding deduction, provided Susquehanna complies with applicable withholding requirements for federal tax purposes. Shares received in connection with the exercise of phantom stock rights and, in the event that a grantee receives shares of Susquehanna common stock upon the exercise of a stock appreciation right, the shares so acquired will have a tax basis equal to the fair market value on the date of the transfer, and the holding period of the shares will commence on that date for purposes of determining whether a subsequent disposition of the shares will result in long-term or short-term capital gain or loss.

     Section 162(m). The Plan is intended to make grants of incentive stock options and non-qualified stock options with an exercise price not less than fair market value at the date of the grant, and related stock appreciation rights thereunder, meet the requirements of “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code. Section 162(m) disallows a federal income tax deduction for compensation paid in excess of $1.0 million in any taxable year to the chief executive officer or any of the other most highly compensation executive officers of Susquehanna.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934 requires Susquehanna's officers and directors, and persons who own more than ten percent of a registered class of Susquehanna's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish Susquehanna with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of forms received by it, and written representations from certain reporting persons that no Forms 5 were required for those persons, Susquehanna believes that, during 2000, all filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were satisfied.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Certain directors and executive officers of Susquehanna and its subsidiaries, including their immediate families and companies in which they are principal owners (more than 10%), were indebted to banking subsidiaries. All these transactions were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility or present other unfavorable features. At December 31, 2000, these loans totaled approximately $35 million.

     During 2000, the law firms in which directors Hall, Morgan, and Wiest are principals, received fees for legal services from Susquehanna affiliates in amounts which were less than 5% of their respective firm's gross revenues for that year.

     On February 1, 2000, in exchange for 2,360,000 shares of Susquehanna common stock, Susquehanna acquired 100% of the capital stock of Boston Service Company, Inc. (t/a Hann Financial Service Corporation), owned by Mr. Wimmer, a member of Susquehanna’s Board of Directors, and certain members of his immediate family. Auto Lenders Liquidation Center, Inc., which is wholly-owned by Mr. Wimmer and his immediate family, provides vehicle residual value guarantees and marketing services to Hann. Fees paid by Hann, for these services, in 2000 were $4,842,000.

The agreement pursuant to which these fees were paid was entered into in 2000 and has an initial term of sixteen months, and may be renewed by Hann thereafter for eight additional one year terms. Upon the ninth year of the agreement, either party may terminate the agreement upon 60 days prior written notice to the other party. MTW Realty, L.L.C., a company also wholly-owned by Mr. Wimmer and his immediate family, also receive rental fees of $15,000 and $10,000 per month from Hann for leased office space located in Jamesburg and Williamstown, New Jersey, respectively. The Jamesburg and Williamstown leases both were executed on February 1, 2000 and have 15 year terms (cancelable at Hann’s option at the end of tenth year upon one year’s prior notice). The leases both also provide for rental adjustments based on the Consumer Price Index every five years.

INDEPENDENT PUBLIC ACCOUNTANTS

     Susquehanna has engaged PricewaterhouseCoopers, independent public accountants, to audit its financial statements for the year ended December 31, 2000. Susquehanna expects to engage PricewaterhouseCoopers as its independent public accountants for the year 2001. Representatives of PricewaterhouseCoopers are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so. They are expected to be available to respond to appropriate questions from Susquehanna's shareholders.

SHAREHOLDER PROPOSALS

     Shareholder proposals for the 2002 Annual Meeting of Susquehanna shareholders must be received by the Secretary of Susquehanna no later than December 24, 2001, in order to be considered for inclusion in the proxy statement and form of proxy relating to such 2002 Susquehanna Annual Meeting.

ANNUAL REPORT ON FORM 10-K

     Upon written request to the Secretary of Susquehanna at the address set forth the top of page 3, Susquehanna will furnish without charge to any shareholder whose proxy is solicited hereby a copy of Susquehanna’s Annual Report on Form 10-K to the Securities and Exchange Commission, including the financial statements and schedules thereto.

By Order of the Board of Directors,

Lisa M. Cavage
Secretary

EXHIBIT A

SUSQUEHANNA BANCSHARES, INC.

AUDIT COMMITTEE CHARTER

     The Audit Committee (the “Committee”) of Susquehanna Bancshares, Inc. (“SBI”) is a standing committee of the Board of Directors (the “Board”) established to assist the Board in fulfilling its statutory, regulatory, and fiduciary responsibilities. The Committee shall be comprised of at least three directors, all of whom shall be “independent” (as Nasdaq defines that term). All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one of the directors on the Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background required by Nasdaq, as the same may be amended from time to time. The Board shall appoint the members of the Committee.

     The purpose of the Committee shall be to meet with SBI’s independent accountants and review the scope and results of SBI’s annual audit; to review information pertaining to internal auditing; and to oversee that SBI management has (1) maintained the reliability and integrity of the accounting policies and financial reporting and disclosure practices, (2) established and maintained processes to assure an adequate system of internal control, and (3) established and maintained processes to assure compliance with applicable laws, regulations, and corporate policies. The results of such reviews shall be reported back to the Board.

     The Board delegates to the Committee the following specific duties and responsibilities in addition to those in the preceding paragraph:

  Approve the SBI Internal Audit Department Charter, which describes the functional and organizational framework for providing services to management and to the Committee.
  Review and approve the SBI Audit Department Annual Audit Plan.
  Direct special reviews into significant matters brought to its attention within the scope of its duties.
  Recommend the selection of the independent accountants to the Board for approval.
  When considering the selection of the independent accountants, inquire about the results of the firm’s last peer review and the status of significant litigation or disciplinary actions by the Securities and Exchange Commission or others against the firm.
  Instruct the independent accountants that the Board and the Committee, as representatives of SBI’s shareholders, are their clients.
  Confirm the independence of the independent accountants and the independence and objectivity of the SBI Director of Audit.
  Receive from the independent accountants the information they are required to communicate to the Committee under generally accepted auditing standards, including, without limitation:
    a formal written statement delineating all relationships between the independent accountants and SBI, consistent with Independence Standards Board Standard No. 1, and engage in a dialogue with the independent accountants with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent accountants, and take, or recommend that the

Board take, appropriate action to oversee the independence of the independent accountants.

  Periodically meet privately with each of the following: independent accountants, SBI senior management, and the SBI Director of Audit.
  Review any significant disagreement between management and the internal auditors or the independent accountants.
  Review and approve management’s appointment, replacement, reassignment, or dismissal of the SBI Director of Audit.
  Recommend to the Board the dismissal of the independent accountants, if determined necessary.
  Prepare the report required by the rules of the Securities and Exchange Commission to be included in SBI’s annual proxy statement stating:

  (1) whether the Committee has:

  (a) reviewed and discussed the audited financial statements with management and the independent accountants;

  (b) discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61, and

  (c) received disclosures from the independent accountants regarding their independence required by Independence Standards Board Standard No. 1, and discussed with the independent accountants their independence;

  (2) whether, based upon such review and discussion, the Committee recommended to the Board that the audited financial statements be included in SBI’s Form 10-K.

  Review with management and the independent accountants the 10-Q prior to its filing. The Chairperson may represent the Committee for purposes of this review.
  Consider and approve major changes in the accounting principles and practices adopted by SBI.
  Review and reassess the adequacy of the Audit Committee Charter annually and submit it to the Board for approval.
  Have the authority to retain special legal, accounting, or other consultants to advise the Committee.
  Meet at least four times per year or more frequently as circumstances require. Minutes of each such meeting shall be kept and be distributed to the Committee and the Board at their next respective regularly scheduled meeting.

     While the Committee has the responsibility and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent accountants. Nor is it the duty of the Committee to conduct investigations, to resolve disagreements, if any, between management and the independent accountants or internal auditors, or to assure compliance with laws and regulations.

Approved by the SBI Audit Committee on April 14, 2000.
Approved by the SBI Board of Directors on May 26, 2000.

EXHIBIT B

SUSQUEHANNA BANCSHARES, INC.
EQUITY COMPENSATION PLAN
(As Proposed for Amendment on May 25, 2001)

     The purpose of the Susquehanna Bancshares, Inc. Equity Compensation Plan (the "Plan") is to provide (i) designated officers (including officers who are also directors) and other employees of Susquehanna Bancshares, Inc. (the "Company") and its subsidiaries, and (ii) non-employee members of the board of directors of the Company (the "Board"), with the opportunity to receive grants of incentive stock options, nonqualified stock options, stock appreciation rights or phantom stock appreciation rights and restricted stock. The Company believes that the Plan will cause the participants to contribute materially to the growth of the Company, thereby benefiting the Company's shareholders and will align the economic interests of the participants with those of the shareholders.

1. Administration

     The Plan shall be administered and interpreted by a committee (the "Committee"), which shall consist of two or more persons appointed by the Board, all of whom shall be "disinterested persons" as defined under Rule 16b-3 under the Securities Exchange Act of 1934 (the "Exchange Act") and "outside directors" as defined under section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") and related Treasury regulations.

     Except as provided in Section 6 hereof, the Committee shall have the sole authority to (i) determine the individuals to whom grants shall be made under the Plan, (ii) determine the type, size and terms of the grants to be made to each such individual, (iii) determine the time when the grants will be made and the duration of any applicable exercise or restriction period, including the criteria for vesting and the acceleration of vesting and (iv) deal with any other matters arising under the Plan.

     The Committee may, in its discretion or in accordance with a directive from the Board, waive or amend any provisions of any Grant, provided such waiver or amendment is not inconsistent with the terms of this Plan as then in effect. The Committee may, if it so desires, base any of the foregoing determinations upon the recommendations of management of the Company. A majority of the Committee shall constitute a quorum thereof, and the actions of a majority of the Committee at a meeting at which a quorum is present, or actions unanimously approved in writing by all members of the Committee, shall be actions of the Committee.

     The Committee shall have full power and authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion. The Committee's interpretations of the Plan and all determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interests in the Plan or in any awards granted hereunder. All powers of the Committee shall be executed in its sole discretion, in the best interest of the Company and in keeping with the objectives of the Plan and need not be uniform as to similarly situated individuals.

2. Grants

     Incentives under the Plan shall consist of grants of incentive stock options, nonqualified stock options, stock appreciation rights, phantom stock appreciation rights and restricted stock (hereinafter collectively referred to as "Grants"). All Grants shall be subject to the terms and conditions set forth herein and to those other terms and conditions consistent with this Plan as the Committee deems appropriate and as are specified in writing by the Committee to the individual (the "Grant Instrument"). The Committee shall approve the form and provisions of each Grant Instrument. Grants under a particular section of the Plan need not be uniform as among the grantees.

3. Shares Subject to the Plan

     (a) Subject to the adjustment specified below, the aggregate number of shares of the common stock of the Company, par value $2.00 per share (the "Company Stock") that may be issued or transferred under the Plan is 2,462,500 shares. Notwithstanding anything in the Plan to the contrary, the maximum aggregate number of shares of Company Stock that shall be subject to Grants made under the Plan to any one individual during any calendar year shall be 450,000. The shares may be authorized but unissued shares of Company Stock or reacquired shares of Company Stock, including shares purchased by the Company on the open market for purposes of the Plan. If and to the extent options granted under the Plan terminate, expire, or are cancelled, forfeited, exchanged or surrendered without having been exercised or if any shares of restricted stock are forfeited, the shares subject to such Grants shall again be available for purposes of the Plan.

     (b) If there is any change in the number or kind of shares of Company Stock outstanding by reason of a stock dividend, a recapitalization, stock split, or combination or exchange of shares, or merger, reorganization or consolidation in which the Company is the surviving corporation, reclassification or change in par value or by reason of any other extraordinary or unusual events affecting the outstanding Company Stock as a class without the Company's receipt of consideration, or if the value of outstanding shares of Company Stock is substantially reduced due to the Company's payment of an extraordinary dividend or distribution, the maximum number of shares of Company Stock available for Grants, the maximum number of shares of Company Stock that may be subject to Grants to any one individual under the Plan in any calendar year, the number of shares covered by outstanding Grants, and the price per share or the applicable market value of such Grants shall be proportionately adjusted by the Committee to reflect any increase or decrease in the number or kind of issued shares of Company Stock to preclude the enlargement or dilution of rights and benefits under such Grants; provided, however, that any fractional shares resulting from such adjustment shall be eliminated by rounding any portion of a share equal to .500 or greater up, and any portion of a share equal to less than .500 down, in each case to the nearest whole number. For purposes of this Section 3(b), "shares of Company Stock" and "shares" include referenced shares with respect to SARs. The adjustments determined by the Committee shall be final, binding and conclusive. Notwithstanding the foregoing, no adjustment shall be authorized or made pursuant to this Section to the extent that such authority or adjustment would cause any incentive stock option to fail to comply with section 422 of the Code.

4. Eligibility for Participation

     All employees of the Company and its subsidiaries ("Employees"), including Employees who are officers or members of the Board, shall be eligible to participate in the Plan. Members of the Board who are not employees of the Company or any of its subsidiaries ("Non-Employee Directors") shall be eligible to participate in the Plan, but shall not be eligible to receive incentive stock options.

     The Board shall select the Employees and Non-Employee Directors to receive Grants and determine the number of shares of Company Stock subject to a particular Grant in such manner as the Board determines. Employees and Non-Employee Directors who receive Grants under this Plan shall hereinafter be referred to as "Grantees".

     Nothing contained in this Plan shall be construed to (i) limit the right of the Board to make Grants under this Plan in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, including options granted to employees thereof who become Employees of the Company, or for other proper corporate purpose, or (ii) limit the right of the Company to grant stock options or make other awards outside of this Plan.

5. Granting of Options

     (a) Number of Shares. The Committee, in its sole discretion, shall determine the number of shares of Company Stock that will be subject to each Grant of stock options.

     (b) Type of Option and Price. The Committee may grant options intended to qualify as "incentive stock options" within the meaning of section 422 of the Code ("Incentive Stock Options") or options which are not intended to so qualify ("Nonqualified Stock Options") or any combination of Incentive Stock Options and Nonqualified Stock Options (hereinafter collectively the "Stock Options"), all in accordance with the terms and conditions set forth herein.

     The purchase price of Company Stock subject to a Stock Option shall be determined by the Committee and may be equal to, greater than, or less than the Fair Market Value (as defined below) of a share of such Stock on the date such Stock Option is granted; provided, however, that (i) the purchase price of Company Stock subject to an Incentive Stock Option shall be equal to the Fair Market Value of a share of such Stock on the date such Stock Option is granted; and (ii) the purchase price of Company Stock subject to a Nonqualified Stock Option shall not be less than 100% of the Fair Market Value of a share of such stock on the date such Stock Option is Granted.

     If the Company Stock is traded in a public market, then the Fair Market Value per share shall be, if the principal trading market for the Company Stock is a national securities exchange or the National Market segment of The NASDAQ Stock Market, the last reported sale price thereof on the relevant date or (if there were no trades on that date) the latest preceding date upon which a sale was reported, or, if the Company Stock is not principally traded on such exchange or market, the mean between the last reported "bid" and "asked" prices thereof on the relevant date, as reported on NASDAQ or, if not so reported, as reported by the National Daily Quotation Bureau, Inc. or as reported in a customary financial reporting service, as applicable and as the Committee determines. If the Company Stock is not traded in a public market or subject to reported transactions or "bid" or "ask" quotations as set forth above, the Fair Market Value per share shall be as determined by the Committee.

     (c) Option Term. The Committee shall determine the term of each Stock Option. The term of any Stock Option shall not exceed ten years from the date of grant.

     (d) Exercisability of Options. Stock Options shall become exercisable in accordance with the terms and conditions determined by the Committee, in its sole discretion, and specified in the Grant Instrument. The Committee, in its sole discretion, may accelerate the exercisability of any or all outstanding Stock Options at any time for any reason. In addition, all outstanding Stock Options automatically shall become fully and immediately exercisable upon a Change of Control (as defined herein) in accordance with the provisions of Section 11.

     (e) Vesting of Options and Restrictions on Shares. The vesting period for Stock Options shall commence on the date of grant and shall end on the date or dates, determined by the Committee, that shall be specified in the Grant Instrument. Notwithstanding any other provision of the Plan, except as otherwise provided by the Committee in the Grant Instrument, all outstanding Stock Options shall become immediately exercisable upon the earliest to occur of the following, if at such time the Grantee is an Employee of the Company or a parent or subsidiary of the Company, or a Non-Employee Director in the case of a Nonqualified Stock Option: (i) the Grantee's normal retirement date, (ii) five years from the date of the Grant, (iii) the Grantee's death or Disability (as defined herein), or (iv) the occurrence of a Change of Control (as defined herein) of the Company.

     (f) Manner of Exercise. A Grantee may exercise a Stock Option which has become exercisable, in whole or in part, by delivering a duly completed notice of exercise to the Secretary of the Company with accompanying payment of the option price in accordance with Subsection (h) below. Such notice may instruct the Company to deliver shares of Company Stock due upon the exercise of the Stock Option to any registered broker or dealer designated by the Committee ("Designated Broker") in lieu of delivery to the Grantee. Such instructions must designate the account into which the shares are to be deposited. The Grantee may tender a notice of exercise, which has been properly executed by the Grantee and the aforementioned delivery instructions to any Designated Broker.

     (g) Termination of Employment, Disability or Death.

          (i) Except as provided below, a Stock Option may only be exercised while the Grantee is employed by the Company as an Employee or Non-Employee Director. In the event that a Grantee ceases to be employed by the Company for any reason other than a "Disability" or death, any Stock Option which is otherwise exercisable by the Grantee shall terminate unless exercised within 90 days of the date on which the Grantee ceases to be employed by the Company (or within such other period of time as may be specified in the Grant Instrument), but in any event no later than the date of expiration of the option term. Any of the Grantee's Stock Options which are not otherwise exercisable as of the date on which the Grantee ceases to be employed by the Company shall terminate as of such date.

          (ii) In the event the Grantee ceases to be employed by the Company because the Grantee is "disabled," any Stock Option which is otherwise exercisable by the Grantee shall terminate unless exercised within one year of the date on which the Grantee ceases to employed by the Company (or within such other period of time as may be specified in the Grant Instrument), but in any event no later than the date of expiration of the option term. Any of the Grantee's Stock Options which are not otherwise exercisable as of the date on which the Grantee ceases to be an Employee shall terminate as of such date.

          (iii) If (a) the Grantee dies while employed by the Company, or (b) in the case of disability, during the period provided at Section 5(g)(ii) above, or (c) within 90 days after the date on which the Grantee ceases to be employed by the Company on account of a termination of employment specified in Section 5(g)(i) above (or within such other period of time as may be specified in the Grant Instrument), any Stock Option which is otherwise exercisable by the Grantee shall terminate unless exercised within one year of the date of death (or within such other period of time as may be specified in the Grant Instrument), but in any event no later than the date of expiration of the option term. Any of the Grantee's Stock Options which are not otherwise exercisable as of the date on which the Grantee ceases to be employed by the Company shall terminate as of such date.

          (iv) For purposes of this Section 5, the term "Company" shall include the Company's subsidiaries and the term "Disability" or "Disabled" shall mean a Grantee's becoming disabled within the meaning of section 22(e)(3) of the Code.

     (h) Satisfaction of Option Price. The Grantee shall pay the option price specified in the Grant Instrument in (i) cash, (ii) with the approval of the Committee, by delivering shares of Company Stock owned by the Grantee (including Company Stock acquired in connection with the exercise of a Stock Option, subject to such restrictions as the Committee deems appropriate) and having a Fair Market Value on the date of exercise equal to the option price or (iii) through any combination of (i) and (ii). The Grantee shall pay the option price and the amount of withholding tax due, if any, at the time of exercise. Shares of Company Stock shall not be issued or transferred upon exercise of a Stock Option until the option price is fully paid and any required withholding is made.

     (i) Election to Withhold Shares. To the extent permitted by the Committee, Grantees may make an election to satisfy the Company income tax withholding obligation with respect to a Stock Option by having shares withheld up to an amount that does not exceed the minimum applicable rate for federal (including FICA), state and local tax liabilities. Such election must be in the form and manner prescribed by the Committee. If the Grantee is a director or officer within the meaning of Rule 16a-1(f) promulgated under the Exchange Act, such election must be irrevocable and must be made six months prior to the date on which the Stock Option is exercised with respect to such shares.

     (j) Rule 16b-3 Restrictions. Unless a Grantee who is an "insider," as defined under Section 16 of the Exchange Act, could otherwise transfer Company Stock issued pursuant to a Stock Option without incurring liability under Section 16(b) of the Exchange Act, at least six months must elapse from the date of acquisition of a Stock Option by such a Grantee to the date of disposition of the Company Stock issued upon exercise of such option.

     (k) Limits on Incentive Stock Options. Each Incentive Stock Option shall provide that, to the extent that the aggregate Fair Market Value of the Company Stock on the date of the grant with respect to which Incentive Stock Options are exercisable for the first time by a Grantee during any calendar year under the Plan or any other stock option plan of the Company exceeds $100,000, then such option as to the excess shall be treated as a

Nonqualified Stock Option. An Incentive Stock Option shall not be granted to any participant who is not an Employee of the Company or any "subsidiary" within the meaning of section 424(f) of the Code. An Incentive Stock Option shall not be granted to any Employee who, at the time of grant, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or any "parent" or "subsidiary" of the Company within the meaning of section 424(e) and (f) of the Code, unless the option price per share is not less than 110% of the Fair Market Value of Company Stock on the date of grant and the option exercise period is not more than five years from the date of grant.

6. Formula Option Grants to Non-Employee Directors

     A Non-Employee Director shall be entitled to receive Nonqualified Stock Options in accordance with this Section 6.

     (a) Initial Grant. Each Non-Employee Director who is a member of the Board on the effective date of this Plan, as defined in Section 21 hereof, will receive a grant of a Nonqualified Stock Option to purchase 2,250 shares of Company Stock as of such date. Each Non-Employee Director who first becomes a member of the Board after the effective date of this Plan, will receive a grant of a Nonqualified Stock Option to purchase 2,250 shares immediately upon the date he or she becomes a member of the Board.

     (b) Annual Grants. During the term of this Plan, beginning from the date of the initial grant specified in Section 6(a) above (the "Initial Grant Date"), and, thereafter, on each anniversary date of the Initial Grant Date (the "Annual Automatic Grant Date"), each Non-Employee Director will receive a grant of a Nonqualified Stock Option to purchase 2,250 shares of Company Stock provided that the Non-Employee Director remains as such on the Annual Automatic Grant Date.

     (c) Option Price. The purchase price per share of Company Stock subject to a Stock Option granted under this Section 6 shall be equal to the Fair Market Value of a share of Company Stock on the date of grant.

     (d) Option Term. The term of each Stock Option granted pursuant to this Section 6 shall be ten years.

     (e) Exercisability. Options granted under this Section 6 shall be exercisable one-third on the third anniversary following the date of the grant, one-third on the fourth anniversary following the date of the grant, and one-third on the fifth anniversary following the date of the grant.

     (f) Administration. The provisions of this Section 6 are intended to operate automatically and not require administration. However, to the extent that administrative determinations are required, the provisions of this Section 6 shall be made by the members of the Board who are not eligible to receive grants under this Section 6, but in no event shall such determinations affect the eligibility of Grantees, the determination of the exercise price, the timing of the grants or the number of shares subject to Stock Options granted hereunder.

     (g) Applicability of Plan Provisions. Except as otherwise provided in, and not inconsistent with, this Section 6, the Nonqualified Stock Options granted to Non-Employee Directors shall be subject to the provisions of this Plan applicable to Nonqualified Stock Options granted to other persons.

     (h) Amendment. Notwithstanding any other provision of the Plan, this Section 6 may not be amended more than once every six months, except for amendments necessary to conform the Plan to changes in the provisions of or the regulations relating to applicable laws, including the Code or the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

7. Restricted Stock Grants

     The Committee may issue or transfer shares of Company Stock to an Employee under a Grant (a "Restricted Stock Grant"), upon such terms as the Committee deems appropriate. The following provisions are applicable to Restricted Stock Grants:

     (a) General Requirements. Shares of Company Stock issued pursuant to Restricted Stock Grants may be issued for cash consideration or for no cash consideration, at the sole discretion of the Committee. The Committee shall establish conditions under which restrictions on the transfer of shares of Company Stock shall lapse over a period of time or according to such other criteria as the Committee deems appropriate. The period of years during which the Restricted Stock Grant will remain subject to restrictions will be designated in the Grant Instrument as the "Restriction Period."

     (b) Number of Shares. The Committee shall grant to each Grantee a number of shares of Company Stock pursuant to a Restricted Stock Grant in such manner as the Committee determines.

     (c) Termination of Employment or Services. If the Grantee ceases to be employed by the Company (as an Employee or Non-Employee Director) during a period designated in the Grant Instrument as the Restriction Period, or if other specified conditions are not met, the Restricted Stock Grant shall terminate as to all shares covered by the Grant as to which restrictions on transfer have not lapsed and those shares of Company Stock must be immediately returned to the Company. The Committee may, however, provide for complete or partial exceptions to this requirement as it deems equitable.

     (d) Restrictions on Transfer and Legend on Stock Certificate. During the Restriction Period, a Grantee may not sell, assign, transfer, pledge or otherwise dispose of the shares of Company Stock to which such Restriction Period applies except to a Successor Grantee under Section 10. Each certificate for a share issued or transferred under a Restricted Stock Grant shall contain a legend giving appropriate notice of the restrictions in the Grant. The Grantee shall be entitled to have the legend removed from the stock certificate or certificates covering any of the shares subject to restrictions when all restrictions on such shares have lapsed.

     (e) Right to Vote and to Receive Cash Dividends. During the Restriction Period, unless the Committee determines otherwise, the Grantee shall have the right to vote shares subject to the Restricted Stock Grant and to receive any dividends or other distributions paid on such shares, subject to any restrictions deemed appropriate by the Committee.

     (f) Lapse of Restrictions. All restrictions imposed under the Restricted Stock Grant shall lapse upon the expiration of the applicable Restriction Period and the satisfaction of any conditions imposed by the Committee. The Committee may determine, as to any or all Restricted Stock Grants, that all the restrictions shall lapse without regard to any Restriction Period. All restrictions under all outstanding Restricted Stock Grants shall automatically and immediately lapse upon a Change of Control.

     (g) Election to Withhold Shares. To the extent permitted by the Committee, Grantees may make an election to satisfy the Company income tax withholding obligation with respect to a Restricted Stock Grant by having shares withheld up to an amount that does not exceed the participant's minimum applicable tax rate for federal (including FICA), state and local tax liabilities. Such election must be in the form and manner prescribed by the Committee. If the Grantee is a director or officer within the meaning of Rule 16a-1(f) promulgated under the Exchange Act, such election must be irrevocable and must be made six months prior to the date on which all restrictions lapse with respect to such shares.

8. Stock Appreciation Rights

     (a) General Requirements. The Committee may grant stock appreciation rights ("SARs") to any Grantee in tandem with any Stock Option, for all or a portion of the applicable Stock Option, either at the time the Stock Option is granted or at any time thereafter while the Stock Option remains outstanding; provided, however, that in the case of an Incentive Stock Option, such rights may be granted only at the time of the Grant of such Stock Option. Unless the Committee determines otherwise, the base price of each SAR shall be equal to the greater of (i) the exercise price of the related Stock Option or (ii) the Fair Market Value of a share of Company Stock as of the date of Grant of such SAR.

     (b) Number of SARs. The number of SARs granted to a Grantee which shall be exercisable during any given period of time shall not exceed the number of shares of Company Stock which the Grantee may purchase upon the exercise of the related Stock Option during such period of time. Upon the exercise of a Stock Option, the SARs relating to the Company Stock covered by such Stock Option shall terminate. Upon the exercise of SARs, the related Stock Option shall terminate to the extent of an equal number of shares of Company Stock.

     (c) Value of SARs. Upon a Grantee's exercise of some or all of the Grantee's SARs, the Grantee shall receive in settlement of such SARs an amount equal to the value of the stock appreciation for the number of SARs exercised, payable in cash, Company Stock or a combination thereof. The stock appreciation for an SAR is the difference between the base price of the SAR as described in subsection (a) and the Fair Market Value of the underlying Company Stock on the date of exercise of such SAR.

     (d) Form of Payment. At the time of such exercise, the Grantee shall have the right to elect the portion of the amount to be received that shall consist of cash and the portion that shall consist of Common Stock, which for purposes of calculating the number of shares of Company Stock to be received, shall be valued at their Fair Market Value on the date of exercise of such SARs. The Committee shall have the right to disapprove a Grantee's election to receive cash in full or partial settlement of the SARs exercised and to require that shares of Company Stock be delivered in lieu of cash. If shares of Company Stock are to be received upon exercise of an SAR, cash shall be delivered in lieu of any fractional share.

     (e) Certain Restrictions. An SAR is exercisable only during the period when the Stock Option to which it is related is also exercisable. No SAR may be exercised for cash by an officer or director of the Company subject to Section 16 of the Exchange Act, in whole or in part, except in accordance with Rule 16b-3 under the Exchange Act.

9. Phantom Stock Appreciation Rights

     The Plan will include phantom stock appreciation rights under a program substantially similar to the Phantom Stock Appreciation Plan (the "PSAP") currently maintained by the Company. In connection with adoption of the Plan, at the time of shareholder approval of the Plan, the PSAP will be terminated as a separate plan but its provisions will be incorporated herein and become a part of the Plan. Any inconsistency between the terms of this Plan and the PSAP will be resolved in favor of the terms of this Plan. Interests previously awarded under the PSAP and outstanding at the time of adoption of the Plan will be subject to conversion to cash and Company Stock in an equitable manner but subject to the PSAP participant's acceptance.

10. Transferability of Grants

     Only the Grantee or his or her authorized representative may exercise rights under a Grant. Such persons may not transfer those rights except by will or by the laws of descent and distribution or, with respect to Grants other than Incentive Stock Options, if permitted under Rule 16b-3 of the Exchange Act and if permitted in any specific case by the Committee in its sole discretion, pursuant to a qualified domestic relations order as defined under the Code or Title I of ERISA or the regulations thereunder . When a Grantee dies, the representative or other person entitled to succeed to the rights of the Grantee ("Successor Grantee") may exercise such rights. A Successor Grantee must furnish proof satisfactory to the Company of his or her right to receive the Grant under the Grantee's will or under the applicable laws of descent and distribution. Notwithstanding the foregoing, the Committee may provide, in a Grant Instrument, that a Grantee may transfer Nonqualified Stock Options to his or her children, grandchildren or spouse or to one or more trusts for the benefit of such family members or to partnerships in which such family members are the only partners (a "Family Transfer"), provided that the Grantee receives no consideration for a Family Transfer and the Grant Instruments relating to Nonqualified Stock Options transferred in a Family Transfer continue to be subject to the same terms and conditions that were applicable to such Nonqualified Stock Options immediately prior to the Family Transfer.

11. Change of Control of the Company

     As used herein, a "Change of Control" shall be deemed to have occurred if:

     (a) A liquidation or dissolution of the Company (excluding transfers to subsidiaries) or the sale of all or substantially all of the Company's assets occurs;

     (b) As a result of a tender offer, stock purchase, other stock acquisition, merger, consolidation, recapitalization, reverse split or sale or transfer of assets, any person or group (as such terms are used in and under Section 13(d)(3) or 14(d)(2) of the Exchange Act) becomes the beneficial owner (as defined in Rule 13-d under the Exchange Act), directly or indirectly, of securities of the Company representing more than 20% of the common stock of the Company or the combined voting power of the Company's then outstanding securities; provided, however, that for purposes of this subsection 11(b), a person or group shall not include the Company or any subsidiary or any employee benefit plan (or related trust) sponsored or maintained by the Company or any subsidiary;

     (c) If at least a majority of the Board at any time does not consist of individuals who were elected, or nominated for election, by directors in office at the time of such election or nomination; or

     (d) The Company merges or consolidates with any other corporation (other than a wholly owned subsidiary) and is not the surviving corporation (or survives only as a subsidiary of another corporation).

12. Consequences of a Change of Control

     (a) Notice.

          (i) If a Change of Control described in Section 11(a), (b) or (d) will occur, then, not later than 10 days after the approval by the stockholders of the Company (or approval by the Board, if stockholder action is not required) of such Change of Control, the Company shall give each Grantee with any outstanding Stock Options, Phantom Stock Appreciation Rights or SARs written notice of such proposed Change of Control.

          (ii) If a Change of Control described in Section 11(b) may occur without approval by the shareholders (or approval by the Board) and does so occur, or if a Change of Control described in Section 11(c) occurs, then, not later than 10 days after such Change of Control, the Company shall give each Optionee with any outstanding Stock Options, Phantom Stock Appreciation Rights or SARs written notice of the Change of Control.

     (b) Election Period. In connection with the Change of Control and effective only upon such Change of Control, each Grantee shall thereupon have the right, within 10 days after such written notice is sent by the Company (the "Election Period"), to make an election as described in Subsection (c) with respect to all of his or her outstanding Stock Options, Phantom Stock Appreciation Rights or SARs (whether the right to exercise such Stock Options, Phantom Stock Appreciation Rights or SARs has then accrued or the right to exercise such Stock Options, Phantom Stock Appreciation Rights or SARs will occur or has occurred upon the Change of Control).

     (c) Election Right. During the Election Period, each Grantee shall have the right to elect to exercise in full any installments of such Stock Options, Phantom Stock Appreciation Rights or SARs not previously exercised; provided, however, that in the case of an SAR or Phantom Stock Appreciation Right held by a Grantee who is subject to Section 16(b) of the Exchange Act, any such surrender or payment shall be made on such date as the Committee shall determine consistent with Rule 16b-3 under the Exchange Act.

     (d) Termination of Stock Options. If a Grantee does not make a timely election in accordance with Subsection (c) in connection with a Change of Control where the Company is not the surviving corporation (or survives only as a subsidiary of another corporation), the Grantee's Stock Options, Phantom Stock Appreciation Rights or SARs shall terminate as of the Change of Control. Notwithstanding the foregoing, a Stock Option, Phantom Stock Appreciation Right or SAR will not terminate if assumed by the surviving or acquiring corporation, or its parent, upon a merger or consolidation and, with respect to an Incentive Stock Option, the assumption of the Stock Option occurs under circumstances which are not deemed a modification of the Stock Option within the meaning of sections 424(a) and 424(h)(3)(A) of the Code.

     (e) Accounting and Tax Limitations. Notwithstanding the foregoing,

          (i) if the right described in Subsection (c) in connection with SARs or Phantom Stock Appreciation Rights would make the applicable Change of Control ineligible for pooling of interest accounting treatment under APB No. 16 or make such Change of Control ineligible for desired tax treatment with respect to such Change of Control and, but for those provisions, the Change of Control would otherwise qualify for such treatment, the Grantee shall receive shares of Company Stock with a Fair Market Value equal to the cash that would otherwise be payable pursuant to Subsection (c) in substitution for the cash, and

         (ii) if the termination of the Stock Options described in Subsection (d) would make the applicable Change of Control ineligible for pooling of interest accounting treatment under APB No. 16 and, but for such provision, the Change of Control would otherwise qualify for such treatment, each affected Grantee shall receive a replacement or substitute stock option issued by the surviving or acquiring corporation.

13. Amendment and Termination of the Plan

     (a) Amendment. The Board may amend or terminate the Plan at any time; provided, however, that any amendment that increases the aggregate number (or individual limit for any single Grantee) of shares of Company Stock that may be issued or transferred under the Plan (other than by operation of Section 3(b)), or modifies the requirements as to eligibility for participation in the Plan, shall be subject to approval by the shareholders of the Company and provided, further, that the Board shall not amend the Plan without shareholder approval if such approval is required by Rule 16b-3 of the Exchange Act or Section 162(m) of the Code.

     (b) Termination of Plan. The Plan shall terminate on the day immediately preceding the tenth anniversary of its effective date unless terminated earlier by the Board or unless extended by the Board with the approval of the shareholders.

     (c) Termination and Amendment of Outstanding Grants. A termination or amendment of the Plan that occurs after a Grant is made shall not materially impair the rights of a Grantee unless the Grantee consents or unless the Committee acts under Section 20(b) hereof. The termination of the Plan shall not impair the power and authority of the Committee with respect to an outstanding Grant. Whether or not the Plan has terminated, an outstanding Grant may be terminated or amended under Section 20(b) hereof or may be amended by agreement of the Company and the Grantee consistent with the Plan.

     (d) Governing Document. The Plan shall be the controlling document. No other statements, representations, explanatory materials or examples, oral or written, may amend the Plan in any manner. The Plan shall be binding upon and enforceable against the Company and its successors and assigns.

14. Funding of the Plan

     This Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Grants under this Plan. In no event shall interest be paid or accrued on any Grant, including unpaid installments of Grants.

15. Rights of Participants

     Nothing in this Plan shall entitle any Employee or Non-Employee Director or other person to any claim or right to be granted a Grant under this Plan. Neither this Plan nor any action taken hereunder shall be construed as giving any individual any rights to be retained by or in the employ of the Company or any other employment rights.

16. No Fractional Shares

     No fractional shares of Company Stock shall be issued or delivered pursuant to the Plan or any Grant. The Committee shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

17. Withholding of Taxes

     The Company shall have the right to deduct from all Grants paid in cash, or from other wages paid to an employee of the Company, any federal, state or local taxes required by law to be withheld with respect to such cash awards and, in the case of Grants paid in Company Stock, the Grantee or other person receiving such shares shall be required to pay to the Company the amount of any such taxes which the Company is required to withhold with respect to such Grants or the Company shall have the right to deduct from other wages paid to the employee by the Company the amount of any withholding due with respect to such Grants.

18. Requirements for Issuance of Shares

     No Company Stock shall be issued or transferred in connection with any Grant hereunder unless and until all legal requirements applicable to the issuance or transfer of such Company Stock have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition any Grant made to any Grantee hereunder on such Grantee's undertaking in writing to comply with such restrictions on his or her subsequent disposition of such shares of Company Stock as the Committee shall deem necessary or advisable as a result of any applicable law, regulation or official interpretation thereof and certificates representing such shares may be legended to reflect any such restrictions. Certificates representing shares of Company Stock issued under the Plan will be subject to such stop-transfer orders and other restrictions as may be applicable under such laws, regulations and other obligations of the Company, including any requirement that a legend or legends be placed thereon.

19. Headings

     Section headings are for reference only. In the event of a conflict between a title and the content of a Section, the content of the Section shall control.

20. Miscellaneous

     (a) Substitute Grants. The Committee may make a Grant to an employee of another corporation who becomes an Employee by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company or any of its subsidiaries in substitution for a stock option or restricted stock grant made by such corporation ("Substituted Stock Incentives"). The terms and conditions of the substitute grant may vary from the terms and conditions required by the Plan and from those of the Substituted Stock Incentives. The Committee shall prescribe the provisions of the substitute grants.

     (b) Compliance with Law. The Plan, the exercise of Stock Options and the obligations of the Company to issue or transfer shares of Company Stock under Grants shall be subject to all applicable laws and to approvals by any governmental or regulatory agency as may be required. With respect to persons subject to Section 16 of the Exchange Act, it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. The Committee may revoke any Grant if it is contrary to law or modify a Grant to bring it into compliance with any valid and mandatory government regulation. The Committee may also adopt rules regarding the withholding of taxes on payments to Grantees. The Committee may, in its sole discretion, agree to limit its authority under this Section.

     (c) Ownership of Stock. A Grantee or Successor Grantee shall have no rights as a shareholder with respect to any shares of Company Stock covered by a Grant until the shares are issued or transferred to the Grantee or Successor Grantee on the stock transfer records of the Company.

     (d) Governing Law. The validity, construction, interpretation and effect of the Plan and Grant Instruments issued under the Plan shall exclusively be governed by and determined in accordance with the law of the Commonwealth of Pennsylvania.

21. Effective Date of the Plan. The Plan shall be effective as of the date of the approval by the Company's shareholders of the Plan.

YOUR VOTE IS IMPORTANT	Susquehanna Bancshares, Inc.
VOTE BY INTERNET / TELEPHONE	26 North Cedar Street
24 HOURS A DAY, 7 DAYS A WEEK	Lititz, PA 17543

	INTERNET			TELEPHONE			MAIL
	http://proxy.shareholder.com/susq			1-800-524-8516

•	Go to the website address listed above.		•	Use any touch-tone telephone.		•	Mark, sign and date your proxy card.

		OR			OR
•	Have your proxy card ready.		•	Have your proxy card ready.		•	Detach your proxy card.

•	Enter the Control Number, located in the box below.		•	Enter the Control Number located in the box below.		•	Return your proxy card in the postage-paid envelope provided.

•	Follow the simple instructions that appear on your computer screen.		•	Follow the simple recorded instructions.

Susquehanna Bancshares, Inc.
Annual Meeting of Shareholders
May 25, 2001
10:00 a.m. EST
(see reverse side of card for location and driving directions)
Your internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned the proxy card.
1-800-524-8516
CALL TOLL-FREE TO VOTE!!
THERE IS NO CHARGE FOR THIS CALL!!

CONTROL NUMBER FOR TELEPHONE/INTERNET VOTING

The Internet and telephone voting facilities will close at 5:00 p.m. EST on May 24, 2001
\/ PLEASE DETACH PROXY CARD HERE \/

The Board of Directors recommends a vote “FOR” Items 1, 2 and 3.
1	.	Election of Directors to the Class of 2004	FOR all nominees listed below	[ ]	WITHHOLD AUTHORITY to vote for all nominees listed below	[ ]	*EXCEPTIONS	[ ]

Nominees: 01 - Wayne E. Alter, Jr., 02 - James G. Apple, 03 - John M. Denlinger, 04 - Chloe R. Eichelberger, 05 - T. Max Hall, 06 - William B. Zimmerman

*( INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name in the space provided.

Such a mark will be deemed a vote “FOR” all nominees to the Class other than those listed as exceptions.)

*Exceptions ___________________________________________________________________________________________________________________

2.	Approval of amendment to Susquehanna’s Equity Compensation Plan to increase total number of shares of Susquehanna common stock for which awards may be granted under the plan by 1,000,000 shares.
FOR	[ ]	AGAINST	[ ]	ABSTAIN	[ ]
3.	Approval of amendment to Susquehanna’s Equity Compensation Plan to permit non-employee directors, while serving in their capacities as directors, to receive annual grants of non-qualified stock options to purchase 2,250 shares of Susquehanna common stock each year during the entire term of the plan, rather than just during the first five years.
FOR	[ ]	AGAINST	[ ]	ABSTAIN	[ ]
4.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

Check here if you:	Plan to attend the Annual Meeting	[ ]

	Have written comments or change of address on this card	[ ]

	I agree to access future proxy statements and annual reports over the Internet	[ ]

Please sign exactly as your shares are issued. Joint owners should each sign. Attorneys, trustees, executors, administrators, guardians or corporate officers should state full title.
Dated: __________________________________________ , 2001

Signature

Signature

(Please sign, date and return this proxy promptly in the enclosed postage prepaid envelope.)                                      Votes must be indicated x in Black or Blue ink.                 [x]

Please Detach Here
You Must Detach This Portion of the Proxy Card
\/ Before Returning it in the Enclosed Envelope \/

SUSQUEHANNA BANCSHARES, INC.

Annual Meeting of Shareholders
May 25, 2001 at 10:00 AM
 Quality Inn and Suites
2363 Oregon Pike, Lancaster, PA

Only Shareholders of Susquehanna, their proxies, and invited guests of Susquehanna may attend the Annual Meeting.

Directions:

From Philadelphia, New Jersey and New York:
From the NJ turnpike, take Route 76/276 (PA turnpike). Follow PA turnpike west to Exit #21. Follow Route 222 South for about 12 miles. Exit onto Route 272/Oregon Pike. Go to the stop sign, turn left onto 272 South. Follow for about 1½ miles to the first traffic light. The hotel is 100 feet ahead on the left.
From Harrisburg, Pittsburgh and Ohio:
Follow PA turnpike (Route 76) East to Exit #19. Take Route 283 East for about 30 miles where it will join Route 30 East. Exit at Route 501/Lititz Pike. Continue straight, through the traffic light. At the next traffic light, turn left onto Route 272/Oregon Pike North. Go through 3 traffic lights. Continue for an additional 100 yards. The hotel is on the right, before the 4th traffic light
From Baltimore, Washington, D.C. and Virginia:
Follow Route 695 North to Route 83 North. Follow Route 83 North to York, PA. Follow Route 30 East for about 35 miles. Upon arrival in Lancaster, stay in the right lane for local exits. Follow signs to Route 272 Oregon Pike. Continue straight, through two traffic lights (Fruitville Pike and Lititz Pike). At the next traffic light, turn left onto Route 272/Oregon Pike North. Go through 3 traffic lights. Continue for an additional 100 yards. The hotel is on the right, before the 4th traffic light.
From Northern New Jersey, Bethlehem and Allentown:
Follow Route 78/22 West through Allentown to Route 222 South. Follow Route 222 South beyond Reading toward Lancaster. Continue on Route 222 to the Route 272/Oregon Pike exit. Exit onto Route 272/Oregon Pike. Go to the stop sign, turn left onto 272 South. Follow for about 1½ miles to the first traffic light. The hotel is 100 feet ahead on the left.
From Wilkes-Barre, Scranton and Binghamton, NY:

Follow I-81 South to Lebanon, PA. Take Route 72 South toward Manheim and Lancaster. Turn left onto Route 722 East. Continue on Route 722 to Route 272. Turn right onto Route 272 South. Follow for about 4 miles to the first traffic light. The hotel is 100 feet ahead on the left.

From Chambersburg, Hagerstown, MD and Virginia,
Follow I-81 North to Chambersburg, PA. Take Route 30 East through Gettysburg and York toward Lancaster. Upon arrival in Lancaster, stay in the right lane for local exits. Follow signs to Route 272 Oregon Pike. Continue straight, through two traffic lights (Fruitville Pike and Lititz Pike). At the next traffic light, turn left onto Route 272/Oregon Pike North. Go through 3 traffic lights. The hotel is on the right before the 4th traffic light.

SUSQUEHANNA BANCSHARES, INC.

PROXY/VOTING INSTRUCTION CARD

     This proxy is solicited on behalf of the Board of Directors of Susquehanna Bancshares, Inc. for the Annual Meeting on May 25, 2001.

     I (We) hereby constitute and appoint James H. Shreiner and Kenneth E. Miller, and each of them, proxies with full power of substitution, to vote all of the shares of common stock of Susquehanna Bancshares, Inc. (“Susquehanna”) which I (we) may be entitled to vote at the Annual Meeting of Shareholders of Susquehanna to be held at The Quality Inn and Suites, 2363 Oregon Pike, Lancaster, Pennsylvania on Friday, May 25, 2001, at 10:00 a.m., prevailing time, and at any adjournment thereof, as set forth in this Proxy.

     THIS PROXY WILL BE VOTED AS SPECIFIED. IF A CHOICE IS NOT SPECIFIED, THIS PROXY WILL BE VOTED FOR THE NOMINEES FOR DIRECTORS, AND FOR BOTH AMENDMENTS TO THE EQUITY COMPENSATION PLAN.

     For Participants in the Susquehanna Employee Stock Purchase Plan: I instruct the Custodian to sign a proxy for me in substantially the form set forth above and on the reverse side. The Custodian shall mark the proxy as I specify. If a choice is not specified, my shares will be voted FOR the nominees for directors, and FOR both amendments to the Equity Compensation Plan.

(Continued and to be dated and signed on the reverse side.)	SUSQUEHANNA BANCSHARES, INC.
P.O. BOX 11310
NEW YORK, N.Y. 10203-0310